                                                                    EXHIBIT 10.3



                                LEASE AGREEMENT

                                    Between



                       REGENT PACES FERRY OFFICE I, INC.,
                             a Georgia corporation
                                  as Landlord


                                      and





                       Southeast Commerce Holding Company
                             a Georgia Corporation
                                   as Tenant





                            Dated: October 14, 1997

                                 PACES SUMMIT I
                             2410 PACES FERRY ROAD
                                ATLANTA, GEORGIA

                          SUMMARY OF BASIC LEASE TERMS

1.      Lease Date:                                   October 14, 1997
1.      Landlord:                                     Regent Paces Ferry Office I, Inc., a Georgia
                                                      corporation.
1.      Landlord's Address for Notices:               c/o Regent Partners, Inc.
                                                      3340 Peachtree Road, N.E.
                                                      Suite 1500
                                                      Atlanta, Georgia 30326-1078
                                                      Attention: Property Manager
1.      Landlord's Address for Payment                c/o Regent Partners, Inc.
        of Rent:                                      3340 Peachtree Road, N.E.
           [Section 4]                                Suite 1500
                                                      Atlanta, Georgia 30326-1078
                                                      Attention: Property Manager
1.      Tenant:                                       Southeast Commerce Holding Company, a Georgia
                                                      corporation
1.      Tenant's Address for Notices Prior to         100 Galleria Parkway
        Commencement                                  Suite 400
           [Section 12.1]                             Atlanta, Ga.  30339
                                                      Attention:  Rich Parliontieri
1.      Tenant's Address for Notices                  Southeast Commerce Holding Company
        After Commencement Date:                      2410 Paces Ferry Road
           [Section 12.1]                             Suite 190
                                                      Atlanta, Georgia  30339
                                                      Attention:  Rich Parliontieri
1.      Premises:                                     Suite No. 190 located on the first (1st) floor(s) of
           [Section 2]                                the Building substantially as shown on the floor
                                                      plan attached hereto as Exhibit B
1.      Stipulated Square Footage of Premises:        5,436 rentable square feet
        Premises:
1.      Stipulated Square Footage of the              120,344 rentable square feet
        Building:
1.      Tenant's Share:                               4.52%, Representing a fraction, the numerator of
                                                      which is the Stipulated Square Footage of the
                                                      Premises and the denominator of which is the
                                                      Stipulated Square Footage of the Building
1.      Term:                                         Approximately 10 years, and 0 months beginning
           [Section 3]                                on the Commencement Date and ending at 11:59
                                                      p.m. on the Expiration Date, unless sooner
                                                      terminated as provided herein
1.      Anticipated Commencement Date:                April 1, 1998; the actual Commencement Date shall
           [Section 3]                                be determined in accordance with Section 3
1.      Expiration Date:                              Approximately 10 years and 0 months after the
           [Section 3]                                Commencement Date
1.      Base Rent:
           [Section 4.1]




                                   Portion of              Annual Base          Annual Base         Monthly Base
                                   Lease Term               Rent/RSF               Rent                 Rent
                                   ----------               --------               ----                 ----
                                 4/1/98-3/31/00              $20.25             $110,079.00          $ 9,173.25
                                 4/1/00-3/31/03              $23.00             $125,028.00          $10,419.00
                                 4/1/03-3/31/08              $25.00             $135,900.00          $11,325.00
                                     ------                  ------               ------               ------

1.      Operating Expenses                            Calendar year ending December 31, 1998
        Base Year:
            [Section 4.3]
1.      Initial Installment:                          $9,173.25
            [Section 4.6]
1.      Security Deposit:                             $9,173.25
            [Section 4.7]
1.      Use:                                          General office purposes
            [Section 8.1]
1.      Tenant's Broker and Address for Notices:      Chet Ping Realty
                                                      103 Van Ness
                                                      Peachtree City, Ga. 30269
1.      Parking Spaces:                               3.7 spaces for each 1,000 square feet of Stipulated
            [Section 12.8]                            Square Footage of the Premises within the Parking
                                                      Facilities
1.      Design Fee Allowance:                         $1.00 multiplied by Stipulated Rentable Square
            [Exhibit D]                               Footage of Premises, for total Design Fee
                                                      Allowance of $5,436.00
1.      Buildout Allowance:                           $21.00 multiplied by Stipulated Rentable Square
            [Exhibit D]                               Footage of Premises for total Buildout Allowance of
                                                      $114,156
1.      Exhibits:                                     The following are attached to this Lease and by this
                                                      reference incorporated into this Lease:

                                                      Summary of Basic Lease Information
                                                      Special Stipulations
                                                      Exhibit A - Property
                                                      Exhibit B - Floor Plans for Premises
                                                      Exhibit C - Rules and Regulations
                                                      Exhibit D - Work Letter
                                                      Exhibit E - Acknowledgement, Acceptance and
                                                                          Amendment
                                                      Exhibit F - Building Shell Construction
                                                      Exhibit G - Statement of Tenant in Re: Lease
                                                      Exhibit H - Additional Land Within Complex
                                                      Exhibit I - Indemnification and Release Agreement


         The foregoing Summary of Basic Lease Terms (the "Summary of Lease Terms") is hereby incorporated into and made a part of the Lease. Each reference in the Summary of Lease Terms shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between the Summary of Lease Terms and the Lease, the Lease shall prevail.

                               TABLE OF CONTENTS

                                LEASE AGREEMENT


No.        Description                                                                                     Page
---        -----------                                                                                     ----

1.         Basic Lease Information and Certain Definitions..................................................1
               1.1       Building...........................................................................1
               1.2       Commencement Date..................................................................1
               1.3       Common Area or Common Areas........................................................1
               1.4       Complex............................................................................1
               1.5       CPI................................................................................1
               1.6       Estimated Operating Expense Increase...............................................1
               1.7       Estimated Operating Statement......................................................1
               1.8       Expense Increase Year..............................................................2
               1.9       Land...............................................................................2
               1.10      Landlord's Architect...............................................................2
               1.11      Landlord's Broker..................................................................2
               1.12      Lease Year.........................................................................2
               1.13      Manager............................................................................2
               1.14      Operating Expense Base.............................................................2
               1.15      Operating Expense Increase.........................................................2
               1.16      Operating Expenses.................................................................2
               1.17      Operating Statement................................................................2
               1.18      Parking Facilities.................................................................2
               1.19      Percentage Increase................................................................2
               1.20      Property...........................................................................2
               1.21      Rent...............................................................................3
               1.22      Rules and Regulations..............................................................3
               1.23      Summary of Lease Term..............................................................3
               1.24      Work Letter........................................................................3

2.         Premises.........................................................................................3

3.         Lease Term.......................................................................................3

4.         Rent.............................................................................................3
               4.1       Base Rent..........................................................................3
               4.2       Base Rent Adjustment...............................................................3
               4.3       Operating Expense Increase.........................................................4
               4.4       Operating Expenses.................................................................5
               4.5       General Provisions Regarding Rent..................................................7
               4.6       Initial Installment................................................................8
               4.7       Security Deposit...................................................................8
               4.8       Landlord's Security Interest.......................................................9
               4.9       Late Charges.......................................................................9

5.         Construction, Alteration, Maintenance and Repair................................................10
               5.1       Building Allowance and Tenant Finishes............................................10
               5.2       Repairs By Landlord...............................................................10
               5.3       Repairs By Tenant.................................................................10
               5.4       Alterations and Improvements......................................................10
               5.5       Performance of Maintenance, Repairs, Alterations and Improvements.................10
               5.6       Liens.............................................................................11

6.         Possession of Premises..........................................................................11
               6.1       Landlord's Failure to Give Possession.............................................11
               6.2       Acceptance and Waiver.............................................................11

               6.3       Surrender of Premises.............................................................11
               6.4       Cleaning Premises.................................................................12

7.         Services........................................................................................12
               7.1       Building Services.................................................................12
               7.2       Excess Services...................................................................12
               7.3       Interruption of Services..........................................................13
               7.4       Electrical Service................................................................13
               7.5       Health Club Facility..............................................................13

8.         Use and Occupancy of the Premises...............................................................14
               8.1       Permitted Use.....................................................................14
               8.2       Signs.............................................................................14
               8.3       Hazardous Materials...............................................................14
               8.4       Carding and Advertising...........................................................15
               8.5       Removal of Fixtures...............................................................15
               8.6       Entering Premises.................................................................15

9.         Tenant's Insurance; Waivers and Indemnities.....................................................16
               9.1       Insurance Coverages...............................................................16
               9.2       Insurance Policy Requirements.....................................................16
               9.3       Blanket Insurance Policies........................................................17
               9.4       Waivers...........................................................................17
               9.5       Indemnities.......................................................................17

10.        Default and Remedies............................................................................18
               10.1      Default...........................................................................18
               10.2      Remedies..........................................................................18

11.        Destruction or Damage; Condemnation.............................................................20
               11.1      Destruction or Damage.............................................................20
               11.2      Condemnation......................................................................20

12.        Additional Provisions...........................................................................21
               12.1      Service of Notice.................................................................21
               12.2      Mortgagee's Rights................................................................21
               12.3      Governmental Regulations..........................................................22
               12.4      Abandonment of Premises...........................................................23
               12.5      Assignment and Subletting.........................................................23
               12.6      Tenant's Estoppel.................................................................24
               12.7      Attorney's Fees and Homestead.....................................................24
               12.8      Parking...........................................................................24
               12.9      Storage...........................................................................25
               12.10     Waste Disposal....................................................................25
               12.11     Brokers...........................................................................25
               12.12     Sale of Building..................................................................26
               12.13     Transfer of Tenants...............................................................26
               12.14     Alteration of Common Area.........................................................26
               12.15     No Estate In Land.................................................................26
               12.16     Cumulative Rights.................................................................26
               12.17     Paragraph Titles..................................................................27
               12.18     Severability; Interpretation......................................................27
               12.19     Damage or Theft of Personal Property..............................................27
               12.20     Holding Over......................................................................27
               12.21     Rules and Regulations.............................................................27
               12.22     Quiet Enjoyment...................................................................27
               12.23     Entire Agreement..................................................................28
               12.24     Limitation of Liability...........................................................28
               12.25     Submission of Agreement...........................................................28
               12.26     Authority.........................................................................28

               12.27     Force Majeure.....................................................................28
               12.28     Multiple Tenants..................................................................28
               12.29     Time is of the Essence............................................................28
               12.30     Governing Law.....................................................................28
               12.31     Waiver of Rights..................................................................28
               12.32     Special Stipulations..............................................................28
               12.33     Landlord's Tradenames.............................................................29

SUMMARY OF BASIC LEASE TERMS


SPECIAL STIPULATIONS

EXHIBIT A         PROPERTY
EXHIBIT B         FLOOR PLANS FOR PREMISES
EXHIBIT C         RULES AND REGULATIONS
EXHIBIT D         WORK LETTER
EXHIBIT E         ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT
EXHIBIT F         BUILDING SHELL CONSTRUCTION
EXHIBIT G         STATEMENT OF TENANT IN RE: LEASE
EXHIBIT H         ADDITIONAL LAND WITHIN COMPLEX
EXHIBIT I         INDEMNIFICATION AND RELEASE AGREEMENT

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into this 14 day of October, 1997, by and between REGENT PACES FERRY OFFICE I, INC., a Georgia corporation (hereinafter called "Landlord"); and Southeast Commerce Holding Company, a Georgia corporation (hereinafter called "Tenant").

         1. BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS. Each of the terms capitalized and defined in this Section shall refer to and shall have the respective meaning set forth in this Section.

                  1.1. BUILDING: The six (6) story building having approximately 120,344 rentable square feet of space constructed or to be constructed by Landlord on the Land, together with any additions, replacements or alterations to same.

                  1.2. COMMENCEMENT DATE: That certain date on which the Term and the Rent payable hereunder shall commence, as such date is determined pursuant to the provisions of Section 3 hereof.

                  1.3. COMMON AREA OR COMMON AREAS: All areas, whether improved or unimproved, within the exterior boundaries of the Land and easement areas outside of the exterior boundaries of the Land which benefit the Land, which are now or hereafter made available for the nonexclusive use, convenience and benefit of Landlord and Tenant and other tenants of the Building, their employees, agents, customers, invitees or licensees, including without limitation, malls, lobby areas, walkways, driveways, curbs, gutters, sidewalks, corridors, loading zones, parking areas, storage areas, stairwells, elevators, service areas, signs, decorative improvements, such as sculptures and fountains, courts, paving, lighting and landscaped and planted areas. The meaning of "Common Area" or "Common Areas" may be expanded, contracted or otherwise altered in accordance with the provisions of Section 12.14.

                  1.4. COMPLEX: The Land, the Building, the Parking Structure and the Common Areas, and the real property adjacent to the Land described on Exhibit H, and any office buildings, hotels, retail facilities, parking structures and common areas located thereon or associated therewith, as the same may be altered, enlarged or reconfigured from time to time.

                  1.5. CPI: The "Consumer Price Index for all Urban Consumers, U.S. Cities Average, All Items (1982-84 = 100)" issued by the Bureau of Labor Statistics of the United States Department of Labor. If the manner in which such index is determined by said Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made by Landlord to such index as revised which would produce results equivalent, as nearly as possible, to those which would have been obtained if such index had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor is discontinued, then the Consumer Price Index published by the United States Department of Commerce shall be substituted (with proper adjustment); and if the United States Department of Commerce Index is also discontinued, then Landlord shall designate a suitable substitute.

                  1.6. ESTIMATED OPERATING EXPENSE INCREASE: Landlord's estimate of (a) the amount by which the Operating Expenses for an Expense Increase Year will be in excess of the Operating Expense Base multiplied by (b) Tenant's Share.

                  1.7. ESTIMATED OPERATING STATEMENT: A statement rendered to Tenant setting forth: (a) Landlord's reasonable estimate of the projected Operating Expenses for the then-current Expense Increase Year; (b) a computation of the Estimated Operating Expense Increase due for the then-current Expense Increase Year; (c) a computation of the monthly Estimated Operating Expense Increase installments to be paid by Tenant pursuant to the

Estimated Operating Statement, being one-twelfth (1/12) of the amount determined pursuant to clause (b) above; and (d) a computation of the amount due Landlord, or credit due Tenant, in respect of the lapsed months of the then-current Expense Increase Year.

                  1.8. EXPENSE INCREASE YEAR: Each calendar year, commencing with the calendar year following the Commencement Date, falling, in whole or in part, within the Lease Term.

                  1.9. LAND: That certain tract or parcel of land described with particularity on Exhibit A.

                  1.10. LANDLORD'S ARCHITECT: Hendrick Associates, or such other Georgia licensed architect as Landlord may select.

                  1.11. LANDLORD'S BROKER: Regent Partners, Inc., a Georgia corporation.

                  1.12. LEASE YEAR: Each and every twelve (12) full calendar month period during the Term of this Lease, provided that the first Lease Year shall also include any partial month of the Term in which the Commencement Date falls if the Commence Date does not fall on the first day of a month. The first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month thereafter.

                  1.13. MANAGER: Any entity appointed by Landlord to manage the Building and/or perform all or certain of Landlord's obligations under this Lease. The Manager as of the date hereof is Regent Partners, Inc.

                  1.14. OPERATING EXPENSE BASE: Operating Expenses for the Building for the Base Year.

                  1.15. OPERATING EXPENSE INCREASE: The payments to be made by Tenant to Landlord in the amounts, at the times and in the manner provided for by Section 4.3.

                  1.16.    OPERATING EXPENSES:  As defined in Section 4.4.

                  1.17. OPERATING STATEMENT: A statement setting forth (a) the Operating Expenses for an Expense Increase Year; (b) a computation of the total Operating Expense Increase payable by Tenant for such Expense Increase Year; (c) an accounting for Estimated Operating Expense Increase payments, if any, made during such Expense Increase Year; and (d) the amount of Operating Expense Increase then payable to Landlord, or the credit in respect thereof to which Tenant is entitled, for such Expense Increase Year, taking into account (with respect to any such credit) any increase in Estimated Operating Expense Increase payments due Landlord pursuant to any Estimated Operating Statement also rendered with respect to the then-current Expense Increase Year.

                  1.18. PARKING FACILITIES: The parking facilities constructed or to be constructed by Landlord on the Land.

                  1.19. PERCENTAGE INCREASE: When computed with respect to the adjustment to Base Rent to occur as of January 1 of any calendar year, as outlined in Section 4.2 of this Lease, stated as a percentage, derived by using the published CPI with respect to the December immediately preceding such adjustment date (or, if no CPI is published for such December, the CPI most recently published prior to the date of the adjustment) divided by the published CPI with respect to the December prior to the Commencement Date (or, if no CPI is published for such December, the CPI most recently published prior to the January 1 immediately preceding the Commencing Date).

                  1.20. PROPERTY: The Land and any improvements now or hereafter located thereon, including without limitation, the Building and the Parking Facilities.

                  1.21. RENT: The Base Rent and the Additional Rent as defined in Section 4.3.

                  1.22. RULES AND REGULATIONS: The agreements of Tenant concerning the operation and/or use of the Premises and/or the balance of the Complex contained in Exhibit C, as same may be modified or replaced from time to time by Landlord in its sole, but reasonable, discretion.

                  1.23. SUMMARY OF LEASE TERM: The Summary of Basic Lease Terms attached hereto.

                  1.24. WORK LETTER: The description of the work to be performed by Landlord to complete the Premises set forth on Exhibit D.

         2. PREMISES. For and in consideration of the rents, covenants, agreements and stipulations herein contained to be paid, kept and performed by Tenant, Landlord does hereby rent and least to Tenant and Tenant does hereby rent and lease from Landlord for use as an office the Premises. The Premises shall be prepared for Tenant's occupancy in the manner and subject to the provisions of the Work Letter.

         3. LEASE TERM. Tenant shall have and hold the Premises for the Term unless this Lease terminates earlier. The Term shall begin on the date (the "Commencement Date") which shall be, subject to the provisions of the Work Letter, the earlier to occur of (i) the Anticipated Commencement Date or (ii) thirty (30) days after the date on which Landlord notifies Tenant that the construction of the Building (excluding space within the Building to be occupied by other tenants or which is otherwise unnecessary for Tenant's use and enjoyment of the Premises) and build-out of the initial improvements for the Premises, if any, to be made by Landlord in accordance with the Work Letter are substantially completed, but in no event later than the date Tenant first occupies all or any portion of the Premises for the conduct of its business, and shall terminate at 11:59 p.m. on the Expiration Date, unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit E, specifying, among other things, the Commencement Date and the Expiration Date. To the extent any improvements are to be made by Landlord to the Premises in accordance with the Work Letter, such improvements shall be deemed to be "substantially completed" when Landlord, in its reasonable judgment and in consultation with its architect and/or contractors, certifies to Tenant that (i) such improvements have been substantially completed and (ii) any certificate of occupancy necessary for Tenant's occupancy of the Premises in accordance with the provisions of this Lease has been duly issued.

         4.       RENT.

                  4.1. BASE RENT. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent, or at such other place as Landlord shall designate in writing to Tenant, the Base Rent in the amount(s) set forth in item 15 of the Summary of Lease Terms for the Lease Year in question. For the purposes of this Lease the rentable square feet within the Premises shall be the Stipulated Square Footage of the Premises. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever. One full monthly installment of Base Rent shall be due and payable on the Commencement Date and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment payable on the Commencement Date by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, all other amounts or sums due from Tenant to Landlord under this Lease.

                  4.2. BASE RENT ADJUSTMENT. The amount of the Base Rent shall be increased as of January 1 of each calendar year of the Lease Term to equal the Base Rent stated in item

15 of the Summary of Lease Terms for such Lease Year plus an amount equal tot he produce obtained by multiplying (i) such Base Rent for such Lease Year by
(ii) the Percentage Increase determined as of the date of adjustment; provided, however, that Base Rent (as previously adjusted) shall never decrease by virtue of this Section. Landlord shall notify Tenant in writing of the new annual Base Rent amount and the new monthly installment amount thereof at least three (3) days prior to the date on which the increase in Base Rent becomes effective or, if Landlord is not reasonably able to determine such amounts by such time, promptly following the time when such amounts can reasonably be determined. Tenant covenants and agrees to pay to Landlord the adjusted Base Rent in equal monthly installments on the first day of each and every month for the pertinent calendar year after notification of the adjusted Base Rent from Landlord. Failure or inability of Landlord to notify Tenant prior to the pertinent January 1 adjustment date, however, shall not affect Tenant's obligation to pay Base Rent as adjusted for each and every month of the relevant calendar year and, if Tenant has not been notified of the adjusted amounts of Base Rent prior to January 1 of the calendar year in question, Tenant shall continue to pay Base Rent at the rate in effect prior to the date of adjustment until notified of the new amounts, after which time Tenant shall (x) make further payments of Base Rent thereafter arising as so adjusted and (y) pay to Landlord in a lump sum any difference arising with respect to Base Rent payments made by Tenant for the calendar year in question prior to the date of Tenant's receipt of such notice. Notwithstanding anything contained herein to the contrary, in no event shall the Base Rent Adjustment contemplated hereby result in an increase in Base Rent of less than two (2%) percent of the Base Rent payable by Tenant prior to such adjustment date.

                  4.3.     OPERATING EXPENSE INCREASE:

                   (a) Tenant covenants and agrees to pay to Landlord the Operating Expense Increase for each Expense Increase Year during the Term, which amount shall be computed by subtracting the Operating Expense Base from the Operating Expenses shown on the Operating Statement for the Expense Increase Year in question, and multiplying the result by Tenant's Share. Under no circumstances shall Tenant be entitled to any refund of or credit against Operating Expenses for any Expense Increase Year should Operating Expenses ever be less than the Operating Expense Base. Within one hundred twenty (120) days after the expiration of each Expense Increase Year, Landlord shall furnish Tenant with an Operating Statement. The Operating Expense Increase shall, except as provided in paragraph (b) of this Section 4.3, be due from Tenant thirty (30) days after the rendering of the Operating Statement for such Expense Increase Year.

                    (b) Landlord may render an Estimated Operating Statement for any Expense Increase Year. If and when so rendered from time to time, Tenant shall pay to Landlord in advance on the first day of each calendar month the monthly Estimated Operating Expense Increase installments provided for in such Estimated Operating Statement, such payments to continue until another Estimated Operating Statement is rendered. Upon the rendering of an Operating Statement for any Expense Increase Year for which Estimated Operating Expense Increase installments were paid by Tenant, Tenant shall, within thirty (30) days thereafter, pay to Landlord the sum of (x) the excess, if any, of the Operating Expense Increase due for such Expense Increase Year over the monthly Estimated Operating Expense Increase installments paid by Tenant in respect of such Expense Increase Year and (y) the excess, if any, of the Estimated Operating Expense installments due for the then-current Expense Increase Year, as shown on the current Estimated Operating Statement, over the Estimated Operating Expense Increase installments then being paid by Tenant multiplied by the number of months which shall have elapsed, in whole or in part, since the commencement of the current Expense Increase Year. If Tenant's Estimated Operating Expense Increase installments for the prior or current Expense Increase Year shall exceed the Operating Expense Increase due for the prior Expense Increase Year or the Estimated Operating Expense Increase due for the current Expense Increase Year, respectively, such excess shall first be credited against any amounts shown due on the Operating Statement and the Estimated Operating Statement and the balance, if any, shall be credited against the next succeeding installments or installments of Operating Expense Increase or Estimated Operating Expense Increase becoming due hereunder, provided, however, that if the Lease Term shall expire or this Lease shall terminate prior to full application of such credit, any balance due Tenant shall be refunded to Tenant by Landlord if Tenant is not in default under this Lease (and, if Tenant is in default hereunder, such balance shall be held as additional security for Tenant's performance, may be applied by Landlord toward the cure of any such default and shall not be refunded until any such default is completely cured by Tenant).

                    (c) Operating Expense Increase shall be prorated on a daily basis for any Expense Increase Year not wholly falling within the Term.

                    (d) Tenant acknowledges that certain Operating Expenses will vary depending on an overall occupancy levels in the Building. If the average occupancy level of the Building was less than ninety-five percent (95%) of the total rentable square footage of the Building during the Base Year or any Expense Increase Year, the actual Operating Expenses for the Base Year or Expense Increase Year in question, as applicable, shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five (95%) of the total rentable square footage of the Building been occupied. Landlord and Tenant further acknowledge that the Building is or may be part of the larger group of buildings operated by Landlord or managed by the Manager, and that certain of the costs of management, operation, maintenance, repair and security of such group of buildings from time to time shall be allocated among and shared by two or more of the buildings within such group of buildings (including the Building). It is also understood that certain costs incurred with respect to various facilities surrounding the Building may, from time to time, be allocated (if appropriate) entirely to the Building. This determination of all such costs and their allocation shall be made by Landlord in accordance with sound accounting principles. Accordingly, the term "Operating Expenses", as used in this Lease, shall from time to time include some of the costs, expenses, and taxes enumerated below which were incurred with respect to and allocated to or shared by the Building in accordance with the foregoing. Notwithstanding the foregoing or anything else contained in this Lease to the contrary, Tenant understands and agrees that its right to use other portions of the Complex of which the Property is a part (including the common areas of such Complex) are those available to the general public and that this Lease does not grant to it additional rights of use. Specifically, but without limitation, nothing in this Lease affords Tenant any rights of parking within the Complex except as may be expressly provided in Section 12.8.

                  4.4.     OPERATING EXPENSES.

                   (a) Operating Expenses shall be all those expenses of operating, servicing, managing, maintaining and repairing the Property, Building, and the Common Areas in a manner deemed by Landlord reasonable and appropriate and in the best interest of the tenants of the Building and in a manner consistent with first-class office buildings in the Atlanta, Georgia area. Operating Expenses shall include, without limitation, the following:

                           (1)     All real and personal  property ad valorem
taxes and assessments, whether general or special, applicable to the Land, the Building, and the Common Areas any furniture, fixtures, machinery, apparatus, systems and appurtenances of Landlord used in connection therewith or the operation thereof, including without limitation, sewer rents, rates and charges, transit taxes, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, and any and all reasonable costs and expenses incurred by Landlord in seeking a reduction or refund of any such taxes and assessments and assessments and charges payable under any private easement or restrictive covenant agreements benefiting or burdening the Land. However, Tenant shall not be obligated for income or franchise taxes or any other taxes imposed on or measured by Landlord's net income or profits from the operation of the Building or otherwise, unless there is imposed in the future such a tax in lieu of the real property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Building.

                           (2)     Insurance premiums and deductible amounts,
including, without limitation, for commercial general liability, "all risks" property, rent loss and other coverages carried by Landlord on the Building, the Property and any easement areas benefiting the Property.

                           (3)    All utility costs and expenses, including
without limitation, water, power, heating, lighting, ventilation, sanitary sewer and air conditioning, but not including those utility charges actually paid by Tenant or other tenants of the Building.

                           (4)    Janitorial and maintenance expenses,
including:

                                  (i)     Janitorial services and janitorial
supplies and other materials used in the operation and maintenance of the Building.

                                  (ii)    The cost of  maintenance and service
agreements on mechanical systems and equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements relating to the operation, maintenance and repair of the Building, the Property and the Common Areas; and

                                  (iii)   Costs and expenses paid or incurred
by Landlord for the maintenance and repair of the Land, the Building, the Common Areas and the mechanical systems and equipment and personal property used in connection therewith, including without limitation, the heating, ventilating and air conditioning equipment, elevators and escalators, if any, plumbing and electrical systems and equipment, light bulbs and broken glass, including replacement thereof.

                           (5)    Management fees equal to 4% of gross rents
paid with respect to the Property (provided gross rents shall not include Operating Expenses actually paid to Landlord) and the market rental value of a management office actually located in the Building or in another building which serves the Building; provided, that if such management office serves buildings other than the Building, the market rental value of such management office shall be equitably apportioned to the Building;

                           (6)    The costs, including interest, amortized over
its useful life, or at Landlord's option, the time period within which the operating efficiency realized from the installation of such capital improvement shall result in an operating expense savings equal the cost of acquiring and installing such capital improvement, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time of its construction, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building.

                           (7)    All services, supplies, repairs, replacements
or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Land, the Building and the Common Areas.

                           (8)    Wages and salaries of Landlord's employees
(not above the level of Building Manager) to the extent engaged in the maintenance, operation, repair, security and services of the Building, including without limitation, so called fringe benefits, social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provision of any collective bargaining agreement, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees to the extent engaged in the operation, maintenance, repair and security of the Land, the Building and the Common Areas. Such costs related to employee who perform such services for other properties in addition to the Property shall be equitably apportioned to the Property to reflect the proportionate time such employee allocates to the Property.

                           (9)    Legal and accounting costs and expenses.

                           (10)     Landscaping and grounds maintenance costs
and expenses and security service costs and expenses unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above.

                           (11)     The costs of "Muzak" services, if any.

                           (12)     Costs and expenses of redecorating,
painting and carpeting the Common Areas within the Building.

                           (13)     Expenses incurred in the purchase or
acquisition of materials and supplies in connection with all the foregoing.

                           (14)     Such other expenses paid by Landlord, from
time to time, in connection with the operation and maintenance of the Building,, the Property and the Common Areas as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Land, the Building and the Common Areas.

                  4.5.     GENERAL PROVISIONS REGARDING RENT:

                   (a) The provisions of this Section 4 concerning the payment of Operating Expense Increase shall survive the expiration or earlier termination of the Term as to any and all sums due Landlord up to the date thereof, including any Operating Expense Increase due for the last Expense Increase Year, or portion thereof, falling within the Lease Term, which sum shall be paid promptly by Tenant in accordance with the terms of this Section
4. Within one hundred twenty (120) days following the expiration or earlier termination of the Term, Landlord shall render a final Operation Statement, certified by Landlord, and Landlord and Tenant shall adjust the Operation Expense Increase payment or credit due Landlord or Tenant, as the case may be, for the last Expense Increase Year of the Term, all in accordance with the foregoing provisions of Section 4.3.

                   (b) It is understood and agreed that Tenant's payment of Operating Expense Increase shall not be deemed payments of rental as that term is construed in relation to governmental wage and price control or analogous governmental actions now or hereafter affecting the amount of rental which Landlord may charge Tenant. Notwithstanding the foregoing, in the event that such governmental actions or controls prevent the application of all or any part of the provisions of this Section 4 regarding the payment of Operating Expense Increase, Tenant hereby agrees to pay as monthly rent hereunder the monthly Base Rent plus one-twelfth (1/12) of the Operating Expense Increase which was due for the Expense Increase Year preceding the year of the institution of such actions or controls, but in no case to exceed the maximum rent permitted by such actions or controls.

                   (c) Tenant covenants and agrees to be liable for and to pay in a timely manner all taxes and assessments levied or assessed against personal property, furniture and fixtures placed by Tenant in the Premises. Further, and in addition to the Base Rent and Operating Expense Increase, Tenant shall reimburse Landlord, within the thirty (30) days after written demand, for any and all taxes payable by Landlord (other than net income taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, or personal property located in the Premises, or any leasehold improvements made in or to the Premises by or for tenant regardless of whether such improvements were constructed by Landlord or Tenant regardless of whether title to such improvements shall be in the name of Landlord, or Tenant; (ii) upon, measured by or reasonably attributable to the Rent payable hereunder, or any component thereof, levied by any governmental body with respect to the receipt of such Rent; (iii) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and
(iv) upon this transaction or any document to which Tenant is a party creating or transferring rights, an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rent payable to Landlord under this Lease shall, to the maximum extent permitted by law, be revised to net Landlord the same net Base Rent after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. Tenant shall also be solely liable for any taxes, including rental, sales and use taxes, assessed directly against Tenant by any governmental authority.

                    (d) It is understood and agreed that Base Rent and Operating Expense Increase shall be due and payable as provided herein, without setoff or deduction whatsoever. Operating Expense Increase and each and every other charge, fee, cost or expense which Tenant is obligated or liable to pay to, refund to or reimburse Landlord shall, for the purposes of the default provisions of this Lease, be deemed Additional Rent due from Tenant, and Tenant's failure to so pay, refund or reimburse, when due shall entitle Landlord to all the remedies provided for herein and at law or in equity on account of failure to pay Rent.

                    (e) Base Rent, Operating Expense Increase and other sums due hereunder shall be paid in legal tender at Landlord's Address for Payment of Rent, or to such other address as may be specified by Landlord by notice given from time to time as provided herein. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any other component of Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent (or any portion thereof) be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease or under applicable law.

                    (f) Delay by Landlord in providing Tenant with any statements regarding Operating Expense Increase shall not relieve Tenant from the obligation to pay Operating Expense Increase upon the rendering of such statements.

                  4.6. INITIAL INSTALLMENT. Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the Initial Installment. Such sum shall be applied by Landlord to the first monthly installment(s) of Base Rent as they become due hereunder. In the event Tenant fails to take possession of the Premises in accordance with the all the terms hereof, such sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

                  4.7. SECURITY DEPOSIT. Landlord acknowledges that it has received the Security Deposit from Tenant, simultaneously with the execution of this Lease. The Security Deposit shall be security for the full and faithful performance and observance by Tenant of the covenants, terms and conditions of this Lease, including without limitation, the payment of Rent, on the part of Tenant to be kept and performed. No interest shall be payable on the Security Deposit, and the Security Deposit need not be held in a segregated account and may be commingled with Landlord's separate funds. It is agreed and acknowledged by Tenant that the Security Deposit is not an advance payment of rent or a measure of Landlord's damages in the case of default by Tenant. Upon the occurrence of any event of default under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of all or any part or component of Rent or any other sum as to which Tenant is in default or for the payment of any other injury, expenses or liability resulting from any event of default. Use, application or retention of the Security Deposit by Landlord shall not prohibit or limit Landlord's exercise of any other remedies Landlord may have for Tenant's default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand an amount necessary to restore the Security Deposit to its original amount. In the vent that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery of possession of the Premises to Landlord shall be released from all liability for the return of the Security Deposit, and Tenant shall look to the new landlord for its return, so long as the transferring Landlord assigns and transfers the Security Deposit to the acquiring landlord or provides the acquiring landlord a credit for same. The Security Deposit shall not be assigned or encumbered by Tenant, and any such assignment or encumbrance shall be void.

                  4.8. LANDLORD'S SECURITY INTEREST. In addition to any landlord's lien arising at law or by statute, Landlord shall have, at al times, and Tenant hereby grants to Landlord a valid security interest, to secure payment of Rent and other sums of money becoming due hereunder from Tenant, and to secure performance by Tenant of any covenant, agreement or condition contained herein, in and upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arranges in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. This provision shall be considered a security agreement and, in consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, exercise all remedies granted a "Secured Party" under the Uniform Commercial Code in force in the State of Georgia. Without limitation. Landlord may enter upon the Premises and tax possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, or for such price and terms as Landlord deems best, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 12.1 of this Lease at least five (5) days before the time of sale. Landlord may also, at its option, foreclose the lien created hereby in the manner and form provided for the foreclosure of security instruments or in any other manner permitted by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 4.8. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement or statements (and continuation statements as necessary) in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Georgia. Any statutory or common law lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

                  4.9. LATE CHARGES. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the fifth (5th) business day following the date Tenant receives an invoice for such payment, a late charge in an amount equal to the greater of $100,. or five percent 95%) of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid in an amount equal to the lesser of eighteen percent (10%) per annum or the highest rate permitted by applicable law (the "Interest Rate"). Nothing contained herein shall be deemed to require Landlord to accept any payment of Rent received by Landlord after the expiration of the due date unless such delinquent Rent payment is paid within the applicable cure period and accompanied by such late charges as are herein described. Additionally, Tenant shall pay to Landlord a processing and handling fee of fifty dollars ($50.00) for any check of Tenant's which is returned to Landlord because of insufficient funds, to compensate Landlord for its additional administrative costs and expenses in handling such items, it being agreed that the exact amount thereof would be difficult or impossible to ascertain.

         5.       CONSTRUCTION, ALTERATION, MAINTENANCE AND REPAIR.

                  5.1. BUILDING ALLOWANCE AND TENANT FINISHES. The initial improvements to the Premises, if any, shall be governed by the Work Letter attached hereto as Exhibit D and its provisions shall control in the event of a conflict with any of the other provisions of this Lease.

                  5.2. REPAIRS BY LANDLORD. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Within thirty (30) days after the Commencement Date, Tenant will execute and deliver to Landlord the acknowledgment, acceptance and amendment agreement attached hereto as Exhibit E and made a part hereof. Landlord shall maintain in good condition and repair the exterior walls, roof, Common Areas, foundation, structural portions and the central portions of the Building's mechanical, electrical, plumbing and HVAC systems, but only those portions responsible for central distribution which shall include the central HVAC units located on any floor even if a single tenant occupies all the space in the Building such HVAC unit serves and not the branches which serve only one tenant's space (the "Central Building Systems"), provided such repairs are not occasioned by Tenant, Tenant's invitees or anyone in the employ or control of Tenant. Landlord shall not be responsible for the maintenance and repair of any such mechanical systems or equipment to the extent they provide service solely to the Premises, including without limitation, any supplementary air conditioning equipment, and the maintenance of any such equipment shall be solely Tenant's duty and responsibility.

                  5.3. REPAIRS BY TENANT. Except as described in Section 5.2 above, Tenant shall, at its own cost and expense, maintain the Premises, but specifically excluding the Central Building Systems, in good condition and repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building, the Property or the Common Areas caused by Tenant or Tenant's agents, employees, invitees, visitors or contractors, including but not limited to any repair or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any Property into or out of the Premises. Landlord, at Tenant's expense, shall have the right to perform or cause to be performed by Landlord's contractors or workmen all maintenance, repairs, alterations, additions or improvements Tenant is required or authorized to perform under this Lease, and the costs and expenses related thereto together with a three percent (3%) management fee shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

                  5.4. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent may be granted or withheld in the sole, absolute discretion of Landlord. Upon Landlord's request, Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for its reasonable cost to review such plans. Any alterations, physical additions or improvements shall at once become the Property of Landlord; provided, however, Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. All costs of any such alterations, additions or improvements shall be borne by Tenant.

                  5.5. PERFORMANCE OF MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS. All maintenance, repairs, alterations, additions or improvements performed by Tenant shall (a) be made in a good, first-class, workmanlike manner, (b) be performed in such a manner as to maintain harmonious labor relations, (c) not adversely affect the Central Building Systems, (d) comply with all building, safety, fire, plumbing, electrical and other codes and governmental requirements, (e) not result in any usage in water, electricity, gas or other utilities or of heating, ventilating or air conditioning (either during or after such work) in excess of the capacities Landlord is generally obligated to provide to the Premises, unless prior written arrangements satisfactory to Landlord are made with respect thereto and (f) be made in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours). Tenant must maintain appropriate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death or persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any maintenance, repairs, alterations, additions or improvements are to be performed by contractors or workmen other than Landlord's contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord. Landlord agrees to assign to Tenant any rights it may have against the contractor of the Premises with respect to any work performed by said contractor in connection with any such work performed by Landlord or at the request of Landlord on behalf of Tenant.

                  5.6. LIENS. No work performed by Tenant in the Premises in the nature of erection, construction, alteration, addition, improvements, remodeling, maintenance or repair shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's, materialmen's or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall promptly pay all persons furnishing labor or materials with respect to any work performed by or on behalf of Tenant or its contractors on or about the Premises and Tenant shall discharge of record within twenty (20) days following the date Tenant receives actual notice of the filing thereof, by payment or bonding, any mechanic's or materialmen's lien filed against the Premises, the Building or the Complex for work or materials claimed to have been furnished to or on behalf of Tenant.

         6.       POSSESSION OF PREMISES.

                  6.1. LANDLORD'S FAILURE TO GIVE POSSESSION. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to no fault of Landlord or to the failure of any construction or remodeling of the Building or the Premises to be completed or to the failure of any previous tenant to vacate the Premises. Landlord will use its reasonable good faith efforts to give possession to Tenant by the Anticipated Commencement Date of the Term. If Landlord's failure to do so is caused by the act of any previous tenant holding over, Landlord agrees to transfer to Tenant the right to prosecute in its own name any cause of action which Landlord may have against such tenant holding over, Tenant to hold for itself any recovery in such action, except for any amounts due Landlord as Rent hereunder.

                  6.2. ACCEPTANCE AND WAIVER. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is any entity, its officers, managers, members, partners, agents, employees, guest or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein.

                  6.3. SURRENDER OF PREMISES. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, casualty damage and natural wear and tear only one excepted, and Tenant shall remove all of its personal property therefrom and shall, if directed to do so by Landlord, remove all improvements which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date; provided, however, that Tenant shall not be permitted to remove any movable furniture, personal property or equipment from the Premises at any time, including at the end of the term or any renewal thereof, or other sooner termination of this Lease, if Tenant is then in material default under this Lease. All such property not promptly removed by Tenant shall be deemed abandoned by Tenant and title to same shall pass to Landlord under this Lease as by a bill of sale. Whenever under the terms hereof, Landlord is entitled to possession of the Premises, Landlord may forthwith reenter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

                  6.4. CLEANING PREMISES. Upon vacating the Premises, Tenant agrees to clean the Premises thoroughly or to pay Landlord for the cleaning necessary to restore the Premises to their condition when Tenant's possession commenced, casualty damage and natural wear and tear only excepted, regardless of whether any Security Deposit has been forfeited.

         7.       SERVICES.

                  7.1. BUILDING SERVICES. The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, exclusive of national holidays and other days observed generally as holidays in Atlanta, Georgia. Landlord shall furnish the following services for the Building during the normal business hours of the Building except as noted:

                                    (i)     Elevator service for passenger and
delivery needs;

                                    (ii)    Heating and air conditioning;

                                    (iii)   Hot and cold running water for all
rest rooms and lavatories;

                                    (iv)    Soap, paper towels, and toilet
tissue for public rest rooms;

                                    (v)     Janitorial service, which includes
sanitizing, dusting, cleaning, mopping, vacuuming and removal of trash not requiring special handling, Monday through Friday;

                                    (vi)    Custodial, electrical and
mechanical maintenance services are provided Monday through Friday;

                                    (vii)   Electric power for lighting and
outlets not in excess of a total of 5 watts per rentable square foot of the Premises at 100% connected load; and

                                    (viii)  Replacement of Building standard
lamps and ballasts as needed.

                  7.2. EXCESS SERVICES. Tenant shall have no right to any services in excess of those provided herein. If Tenant desires to use services in an amount or for a period in excess of that provided for herein, then Landlord, at its option, may provide same, but as a condition to providing such additional services Landlord reserves the right to charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services; charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services; and/or to discontinue providing such excess services to Tenant. In the event of disagreement as to the reasonableness of such charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

                  7.3. INTERRUPTION OF SERVICES. Landlord shall not be liable for any damages directly or indirectly resulting from the failure to furnish or the interruption in any of the services described above. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above, and no such failure or delay shall constitute actual or constructive eviction of Tenant or operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant. Landlord shall also not be liable to Tenant for damage to person or property caused by defects in, or repairs to the cooling, heating, electric, water elevator or other apparatus or systems or by water discharge from sprinkler systems, if any, in the Building.

                  7.4. ELECTRICAL SERVICE. Landlord reserves the right to peter the Premises or any portion thereof separately, and if the Premises (or any portion thereof), are so separately metered, Tenant shall pay all electricity furnished to the Premises which is so separately metered. Tenant shall not, without Landlord's prior written consent, use any equipment, including without limitation, electronic data processing machines, punchcard machines, duplicating machines, mainframe computers, photocopiers, printers or other machines which use electric current in excess of 110 volts, which will increase the amount of electricity ordinarily furnished for use of the Premises as general office space or which require clean circuits or other special distribution circuits. If Tenant desires additional 110 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 110 volts, or other special power requirements or circuits, then Tenant may requires Landlord to provide such supplemental power to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord on demand, the cost of the design, installation and maintenance of the facilities required to provide such additional or special electrical power or circuits and the cost of all electrical currents so provided at a rate not to exceed that which would be charged by the power company providing electric service to the Building, or its successor, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, upon demand, the cost of design, installation and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets in the Building, it being agreed that any electrical engineering, design or contract work shall be performed by Landlord or an electrical engineer and/or electrical contractor designated by Landlord at Tenant's expense.

                  7.5. HEALTH CLUB FACILITY. Landlord anticipates that it will (but shall not be obligated to) construct, maintain, and operate an unattended health facility, including restrooms, showers and changing facilities for males and females in approximately 1,500 square feet of space located on the basement level of the Building (the "Health Facility"), containing such equipment and facilities as Landlord shall deem appropriate in its sole discretion. As a condition precedent to the ability of Tenant and any other party obtaining access to the Health Facility through Tenant using the Health Facility, Tenant shall execute an Indemnification and Release Agreement in a form substantially similar to Exhibit K, attached hereto and incorporated by this reference, thereby agreeing to indemnify, release and hold harmless Landlord from any and all claims and actions arising from the use of the Health Facility by Tenant and Tenant's officers, members, managers, employees, agents and invitees and other persons gaining access to the Health Facility by or through Tenant (the "Tenant Health Facility Users"). Any use by Tenant Health Facility Users shall be at Tenant's and such persons' sole risk and Landlord shall have no responsibility for such persons. All Tenant Health Facility Users shall execute a waiver and release agreement waiving and releasing any and all claims, actions or causes of action which any such person has or may have which result from or in any manner relate to such person's gaining access to and making use of the Health Facility. In the event that Landlord should construct and establish the Health Facility, the Health Facility shall be available for use by Tenant Health Facility Users at no charge. Landlord shall have the right to discontinue operating the Health Facility at any time it shall deem appropriate.

         8.       USE AND OCCUPANCY OF THE PREMISES.

                  8.1. PERMITTED USE. Tenant shall use and occupy the Premises for general office purposes and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid laws, ordinances, rules or regulations of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building.

                  8.2. SIGNS. Tenant shall obtain the written approval of Landlord prior to placing and maintaining, or causing or permitting to be placed and maintained any sign, advertising matter or other thing of any kind, on the exterior of the Premises, or any decorating, lettering or advertising matter on any exterior door of the Premises or any inside walls of the Premises which would be visible from the exterior of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All exterior and elevator lobby signs shall, unless Landlord otherwise specifically consents in writing, conform to uniform building sign specifications promulgated by Landlord and Landlord shall provide and install same at Tenant's cost and expense. Tenant shall place no signs upon the outside walls or the roof of the Building or in any of the Common Areas.

                  8.3.   HAZARDOUS MATERIALS.

                   (a) Tenant hereby covenants that, from and after the date hereof and thereafter during the Term except for ordinary cleaning and office supplies used and stored on the Premises by Tenant in the ordinary course of its business (i.e., cleaning solvents, toner, ink etc.), Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in or about the Premises or the Complex or any part of either and that neither the Premises nor the Complex, nor any part of either, shall ever be used by Tenant or persons claiming under Tenant as a storage site (whether permanent or temporary) for any Hazardous Substances. For purposes of this Section 8.3, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively "Environmental Laws").

                   (b)   Tenant hereby agrees to comply with all
Environmental Laws with regard to its use and occupancy of the Premises and to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as direct or indirect result of Tenant's failure to comply with the provisions of this Lease and applicable Environmental Laws in connection with its use and occupancy of the Premises or the presence in, or the escape, leakage, spillage, discharge, emission, or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, State or local "Superfund" or "Superlien" laws or any other Environmental Laws); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in Subsection 8.3(a) above, and shall not cover any such liability to the extent caused by the acts of Landlord, Landlord's employees or agents, or other tenants of the Building.

                   (c) In the event Landlord suspects, in its reasonable opinion, that Tenant has violated any of the covenants contained in this
Section 8 or that the Premises or Complex are not in compliance with the Environmental Laws for any reason as to which Tenant is responsible hereunder, or that the Premises or Complex are not free of Hazardous Substances for any reasons as to which Tenant is responsible hereunder, Tenant shall take steps as Landlord requires by written notice to Tenant in order to confirm or deny such occurrences, including without limitation, the preparation of environmental studies, audits, surveys or reports. In the event that Tenant fails to take such action, Landlord may take such action and shall have such access to the Premises as Landlord deems necessary and the costs and expenses of all such actions taken by Landlord, including, without limitation, Landlord's attorneys' fees, shall be due and payable by Tenant upon demand therefor from Landlord as additional rent hereunder. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if any Hazardous Substances are determined by Landlord to exist or be present as a result of Tenant failing to comply with the covenants contained in this Subsection 8.3. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief concerning the presence of Hazardous Substances in, on or about the Premises. Further, Landlord reserves the right at any time and from time to time to enter the Premises following reasonable advance notice thereof to Tenant (except in cases of emergency) in order to perform periodic environmental studies, audits, surveys and reports and in order to determine whether Tenant is in compliance with the terms of this Section 8.3.

                  8.4. CARDING AND ADVERTISING. Landlord may card the Premises and/or advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants.

                  8.5. REMOVAL OF FIXTURES. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which it has placed in the Premises after the Commencement Date which can be removed without significant damage to the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

                  8.6. ENTERING PREMISES. Landlord may enter the Premises at reasonable hours provided that Landlord's entry shall not unreasonably interrupt Tenant's business operations and that prior notice is given (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to perform any construction, renovation or repairs which Landlord is obligated or authorized to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants or in connection with any construction, renovation or repairs to the Building which Landlord deems necessary or desirable; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions hereof and with the rules and regulations hereof;
(c) to remove from the Premises any articles or signs kept or exhibited herein in violation of the terms hereof; an d(d) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of improvements and additions, or any alterations, without in any way being deemed or held guilty of improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall in no wise abate while said repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

         9.       TENANT'S INSURANCE; WAIVERS AND INDEMNITIES

                  9.1. INSURANCE COVERAGES. From and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                    (a) Liability Insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury, bodily injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 9.1 shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 9.5 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy applies separately to die Premises.

                    (b) Boiler and machinery insurance in adequate amounts on all fired objects and other fired pressure vessels and systems maintained by Tenant which serve the Premises only (if any); and if the said objects and the damage that may be caused by them or result from them are not covered by Tenant's extended coverage insurance, then such insurance shall be in an amount not less than $250,000 and be issued on a replacement cost basis.

                    (c) Insurance covering all of the items included in Tenant's leasehold improvements and heating, ventilating and air conditioning equipment maintained by Tenant under the terms of this Lease, trade mixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant in an amount not less than one hundred percent (100%) of their full replacement value from-time to time during the Term, providing protection against perils included within the standard form of "all-risks' fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds relating to the Premises from such insurance shall be paid to Landlord and such proceeds shall- be used for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 11 of this Lease.

                    (d) Workers' Compensation and Employees Liability insurance affording statutory coverage and containing statutory limits with the Employees Liability portion thereof to have minimum limits of $500,000.00.

                    (e) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on an "all risks" basis (or its equivalent).

                    (f) Any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagees or lessors of Landlord may require, from time to time, provided such forms of insurance, changes or endorsements are reasonably necessitated by Tenant's particular use of the Premises or reasonable business practices.

                  9.2. INSURANCE POLICY REQUIREMENTS. All policies of the insurance provided for in this Section 9 shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available

"Best's Insurance Reports", and licensed to do business in the states in which Landlord's Building is located. Each and every such policy:

                   (a) shall name Landlord as an additional insured (as well as any mortgages of Landlord of which Tenant has received written notice and any other party reasonably designated by Landlord to Tenant in writing) and the coverage in (b), (c) and (e) shall also name Landlord as loss payee.

                   (b) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty
(30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                   (c) shall be endorsed to contain a provision that the insurer will give to Landlord, and any ground lessor or Holder (as hereinafter defined) of which Tenant has received written notice at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                   (d) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

                  9.3. BLANKET INSURANCE POLICIES. Any insurance provided for in this Section 9 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

                   (a) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as their interests may appear;

                   (b) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                   (c) any such policy or policies shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property; and

                   (d) the requirements set forth in this Section 9 are otherwise satisfied.

                  9.4. WAIVERS. Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by "all risks" property insurance of the type described in Section 9.1(c) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks' fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary "all risks' insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each ,shall look solely to its insurance with respect to property damage or destruction which can be covered by "all risks" insurance of the type described in Section 9.1(c). To further effectuate the provisions of this Section 9.4, Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable "all risks" fire and casualty insurance policy.

                  9.5. INDEMNITIES. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the

Premises, the Building or the Common Areas caused by the acts of Tenant, its agents, officers, directors, managers, members, employees contractors, invitees or guests or which occur in the Premises (or arise out of actions taking place in the Premises) except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. The foregoing indemnity obligations of Tenant shall include attorney's fees, investigation costs and all other costs and expenses incurred by Landlord from the first notice that any claim or demand has been made or may be made. The provisions of this Section 9.5 shall survive the termination of this Lease with respect to any damage, injury or death occurring, before such termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be at fault, then Tenant shall pay all reasonable costs and expenses, including reasonable attorney's fees and court costs, incurred by or imposed upon Landlord because of such litigation, and the amount of all such reasonable costs and expenses shall be a demand obligation owing by Tenant to Landlord.

         10.      DEFAULT AND REMEDIES.

                  10.1.    DEFAULT.  If Tenant shall:

                    (a) fail to pay any Rent herein reserved for more than five (5) days from the date when due; or

                    (b) fail to perform any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and shall not cure such failure within thirty (30) days after written notice is given to 'Tenant by Landlord; or

                    (c)    be adjudicated a bankrupt; or

                    (d) have a permanent receiver appointed for Tenant's Property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or

                    (e) whether voluntarily or involuntarily, take advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or

                    (f) have its effects levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof, or,

                    (g) be an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after the death to an assignee approved by Landlord; then, and in any of said events (each a "default' or an "event of default"), Landlord, at its option, may exercise any or all of the remedies set forth in Section 10.2 below.

                  10.2. REMEDIES. Upon the occurrence of any default set forth in Section 10.1 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

                    (a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

                    (b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value (using a discount rate of the lower of the prime rate published in the Wall Street Journal immediately prior to such default, and if the Wall Street Journal or the prime rate therein shall not be published, a comparable index selected by Landlord shall be used, or the rate of interest then payable on currently-issued United States Treasury Bills or Notes having a maturity at the time of the event of default, closest to the scheduled Expiration Date of the
Term) of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the current Term (or any extended Term if Tenant shall have exercised an extension option), minus (ii) the aggregate reasonable rental value of the Premises for the same period, plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including without limitation, reasonable attorneys' fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord. In determining the aggregate reasonable rental value pursuant to item
(ii) above, the parties hereby agree that all relevant factors shall be considered as of the time Landlord seeks to enforce such remedy, including, but not limited to, (A) the length of time remaining in the then current term, (B) the then current market conditions in the general area in which the Building is located, (C) the likelihood of re-letting the Premises for a period of time equal to the remainder of the current Term, (D) the net effective rental rates (taking into account all concessions) then being obtained for space of similar type and size in similar type buildings in the general area in which the Building is located, (E) the vacancy levels in comparable quality buildings in the general area in which the Building is located, and (F) current levels of new construction that will be completed during the remainder of the current Term and the degree to which such new construction will likely affect vacancy rates and rental rates in comparable quality buildings in the general area in which the Building is located. Tenant agrees to pay the aforesaid amount at once, together with all Rent and all charges and assessments theretofore due to Landlord;

                    (c) without terminating this Lease, declare immediately due and payable the present value (using a discount rate of five percent (5%) per annum or the rate of interest then payable on currently-issued United States Treasury Bills or Notes having a maturity at the time of the event of default closest to the scheduled Expiration Date of the Term) of all Rent due under this Lease for the entire remaining current Term of this Lease, together with the costs of recovering and reletting the Premises and all other expenses incurred by Landlord in connection with Tenant's default plus the unpaid Rent earned as of the date of termination, plus interest thereon; and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Rent payable hereunder throughout the current Term. and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled either to remain in possession of the Premises or to receive front Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Premises during the remainder of the current Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this item (c)), less all costs, expenses and attorneys' fees of Landlord incurred in connection with the reletting of the Promises;

                    (d) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (but Landlord shall have no obligation to attempt to re-let the Premises or any part thereof). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

                    (e) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due;

                    (f) pursue such other remedies as are set forth in this Lease or are available at law or in equity; or

                    (g) If Landlord exercises any of the remedies set forth in Section 10.2, in addition to all other costs and expenses Landlord shall be entitled to recover under this Lease, Landlord shall also be entitled to recover:

                    (h) the cost of performing any other covenants which would have otherwise been performed by Tenant;

                    (i) the amount of any rental abatement or other rental concession provided by Landlord to Tenant; provided, however, that in no event shall Tenant's liability hereunder exceed the total of all Rent due under this Lease;

                    (j) all sums expended by Landlord, and not previously reimbursed to Landlord by Tenant, in connection with improving or repairing the Premises to Tenant's specifications; and

                    (k) all costs and expenses incurred by Landlord in connection with the termination of this Lease and eviction of Tenant.

         11.      DESTRUCTION OR DAMAGE; CONDEMNATION.

                  11.1. DESTRUCTION OR DAMAGE. If the Building or the Premises are (i) totally destroyed by storm, fire, earthquake, or other casualty, (ii) damaged or destroyed by any casualty to the extent that in Landlord's reasonable judgment, repair of such damage or destruction would not be economically feasible, or (iii) damaged to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty
(180) days of the date the damage occurred, or if the damage is not covered by standard "all risks" property insurance, or if the Landlord's lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to Tenant on or before sixty (60) days following the date of such damage and Rent shall be accounted for as between Landlord and Tenant as of the date of such casualty. Under no circumstances shall Landlord be liable to Tenant for inconvenience, annoyance, loss of profits, expenses or any other type of injury or damage resulting from the repair of any such damage or from any repair, modification, arranging or rearranging of any portion of the Premises or any part or all of the Building or for termination of the Lease as provided above. Tenant assumes the risk of any and all damage to its personal property in or on the Premises and from any casualty whatsoever. If the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing within sixty (60) days of the date of the damage that the damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate from the date of such casualty as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

                  11.2. CONDEMNATION. If the whole of the Property, the Building or the Premises, or such portion thereof as will make the Property, the Building or the Premises unusable for the purposes contemplated hereby in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public or quasi-public use or purpose, or by private purchase in lieu thereof, then in either of said events, Landlord may terminate this Lease by written notice to Tenant and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if Landlord elects not to terminate this Lease, this Lease shall continue in full force and effect and the Rent shall be reduced pro rata in proportion to the amount of the Promises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord.

         12.      ADDITIONAL PROVISIONS.

                  12.1. SERVICE OF NOTICE. From and after the Commencement Date, and except as otherwise provided by law, notices required or permitted to be given to Tenant under this Lease shall be sent to Tenant's Address for Notice After Commencement Date as set forth in the Summary of Lease Terms Prior to the Commencement Date, all notices required or permitted to be given to Tenant under this Lease shall be sent to Tenant's Address for Notice Prior to Commencement Date set forth in the Summary of Lease Terms. Notices to Landlord shall be sent to Landlord's Address for Notice as set forth in the Summary of Lease Terms.

All notices given hereunder may be given by certified mail, hand delivery or by surface or air-express courier service and shall be deemed given when deposited for delivery by an approved method; provided, however, that the time period for any response to such notice shall begin to run only upon actual receipt or when delivery is refused or cannot be accomplished because the party has moved and has not provided the other party with notice of its new address by notice as provided herein. Landlord and Tenant may change their address for notice or appoint up to two (2) additional persons to receive notices hereunder on ten
(10) days prior notice to the other party.

                  12.2.    MORTGAGEE'S RIGHTS.

                    (a) Tenant agrees that this Lease shall be subject and subordinate (i) to ally mortgage, deed to secure debt or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment or Landlord's interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents"). Tenant agrees upon request of the holder of any Security Documents ("Holder") to hereafter execute any documents which the counsel for Landlord or Holder may deem necessary to evidence die subordination of the Lease to the Security Documents. In default of Tenant so doing, Landlord or Holder is hereby empowered to execute any documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

                    (b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a now and identical Lease between the purchaser at such foreclosure.("Purchaser'), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

                    (c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission or any prior Landlord (including Landlord); or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent. Nothing herein contained shall be construed to permit any Holder to terminate the enjoyment by Tenant of the Premises so long as the Tenant is not in default under the Lease, provided the Holder of the Security Documents has approved the Lease.

                    (d) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlord's interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the holder of the assignment of Landlord's interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

                    (e) Notwithstanding anything to the contrary set forth in this Section 12.2, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

                  12.3.    GOVERNMENTAL REGULATIONS.

                    (a) Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of Tenant's occupancy of the Premises.

                    (b) Tenant waives the benefits of all existing and future rent control legislation and statutes and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

                    (c) Except as provided in paragraph (d) of this Section 12.3, if, in order to maintain the Building as an office building, or the Premises for the use stipulated herein, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Premises or the Building, such action shall be performed by Landlord but shall in no way affect Tenant's obligations under this Lease. Tenant waives all claim for injury, damage or abatement of Rent because of such repair, alteration, removal, construction, reconstruction, or improvement; provided, however, that if such action by Landlord renders the Premises untenantable, and if Landlord cannot reasonably complete such acts within one hundred eighty (180) days after notice to it to perform such acts by the governmental authority, either Landlord of Tenant, by written notice to the other delivered not later than seventy (70) days after the date of notice to Landlord by such governmental authority, may terminate this Lease, in which event Rent shall be apportioned and paid up to and including the date the Premises become untenantable if terminated by Landlord, but up to and including the date of termination if terminated by Tenant.

                    (d) Without limiting the provisions of Section 12.3(d) Tenant shall, at Tenant's sole cost and expense but subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, make each and every alteration or addition to the Premises required to bring the Premises into compliance with the requirements imposed by the Americans with Disabilities Act, (42 U.S.C.
Section 12101 et. seq.) and any regulations promulgated pursuant thereto ("ADA Requirements") effective from time to time during the Term, and any period of holding over by Tenant if:

                              (i)     the requirement for such alteration
or addition arises as a result of:

                                      (1)    any alteration of addition by
tenant; or

                                      (2)    any violation by Tenant of any ADA
Requirements; or

                                      (3)    a special use of the Premises or
any part thereof by Tenant or any assignee or subtenant of Tenant or any employee, officer, director, member, manager, invitee or guest (including, but not limited to, use for a facility which constitutes, or, if open to the public generally, would constitute, a "place of public accommodation" under the ADA Requirements); or

                                      (4)    the special needs of the
employee(s) of Tenant or any assignee or subtenant of Tenant; or

                              (ii)    the ADA Requirements would otherwise make
Tenant, rather than Landlord, primarily responsible for making such alteration or addition.

                  12.4. ABANDONMENT OF PREMISES. Tenant agrees not to abandon or vacate the Premises during the term of the Lease and to use said Premises for the purpose herein leased until the expiration hereof.

                  12.5.    ASSIGNMENT AND SUBLETTING.

                    (a) Tenant shall not, without the prior written consent of Landlord, assign, hypothecate, or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord's consent or refusal to consent to a proposed assignment or sublease must be an action which is taken reasonably and in good faith. For the purposes of the immediately preceding sentence, Landlord shall be deemed to be acting reasonably and in good faith in determining whether to consent to a proposed assignment or sublease when Landlord considers such factors as, without limitation, the identity and business reputation of the proposed assignee or subtenant, the relationship of the proposed assignee or subtenant's business, the creditworthiness of the proposed assignee or subtenant, and any agreement or leasing restrictions with existing tenants or other third parties that prohibit or restrict Landlord from leasing to the proposed assignee or subtenant. Tenant agrees to pay to Landlord as Additional Rent, on demand, a Five Hundred Dollar ($500.00) administrative processing fee in connection with any request by Tenant for consent to a proposed assignment or subletting and, in addition, reasonable out-of-pocket costs incurred by Landlord (including without limitation, attorneys' fees) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. All monies so paid shall be non-refundable in any event, regardless of whether Landlord consents to the proposed assignment or subletting. Any assignment or sublease shall not nullify these provisions, and all later assignments or subleases shall be made likewise only after the prior written consent of Landlord is obtained in each instance.

                    (b) No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Without limiting the foregoing, if, with consent of Landlord, this Lease is assigned or the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) the acceptance by Landlord of the assignee, subtenant, or occupancy as Tenant hereunder, or (iii) the release of Tenant from further performance by Tenant of its covenants under this Lease.

                    (c) The assignment or transfer of a controlling interest in Tenant or the occupancy of the Premises by any successor firm or entity of the Tenant or by any firm or entity into which or with which the Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

                    (d) Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease, nor shall any such party have the benefit of any specific signage or other similar privileges or rights which may be provided to Tenant under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord. After a permitted assignment or subletting, the original Tenant shall have no right to exercise on behalf of a permitted assignee or sublessee as to the space assigned or sublet any expansion option, right of first refusal option or renewal or extension option.

                    (e) Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than Landlord would have received hereunder had not Landlord permitted such assignment or subletting, then fifty percent (50%) of the "Gross Profit" shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, in consideration of Landlord's permitting such assignment or subletting, shall receive fifty percent (50%) of any Gross Profit from any such assignment or subletting. Further, should the assignment or subletting giving rise to the Gross Profit be arranged by Landlord (or its Manager) on Tenant's behalf (if being understood that neither Landlord nor its Manager shall have any obligation to arrange for same), one hundred percent (100%) of the Gross Profit shall be paid to Landlord.

                  12.6. TENANT'S ESTOPPEL. Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a certificate substantially in the same form as the Estoppel Certificate which is attached hereto as Exhibit G. Each certificate delivered pursuant to this Section may be relied upon by any prospective purchase or transferee of Landlord's interest hereunder or of any part of Landlord's property or any holder or prospective Holder of any Security Documents.

                  12.7. ATTORNEY'S FEES AND HOMESTEAD. If any Rent owing under this Lease is collected by or through an Attorney at Law, Tenant agrees to pay fifteen percent (15%) thereof as attorney's fees. Tenant waives all homestead rights and exemptions which he may have under any law against any obligations owing under this Lease and Tenant hereby assigns to Landlord his homestead and exemption.

                  12.8. PARKING. Tenant shall be entitled to use up to the maximum number of parking spaces stipulated in the Summary of Lease Terms in the parking facilities located on the Property in common with and on the same basis as the other tenants in the Building. Parking spaces shall be unassigned and shall be leased at the posted monthly rental rates in effective therefor from time tot time. If less than the maximum number of spaces allowed hereunder are leased by Tenant as of the Commencement Date or any time thereafter, Tenant shall forfeit permanently any rights to spaces not so leased. Landlord and Tenant agree and Tenant acknowledges that rates for spaces in parking facilities of the Complex may vary according to the location of the spaces in the facilities and according to whether or not spaces are reserved or unreserved. Tenant further acknowledges and agrees that landlord may designate certain spaces within the parking facilities of the complex as reserved or assigned spaces for the benefit of Landlord, visitors to the Complex or tenants therein, other tenants, couriers and delivery services and other persons. Tenant shall comply and cause its employees to comply with all rules and regulations established by Landlord and/or the operator of the parking facilities including, without limitation, any card, sticker or other identification system whether now or hereafter in affect and agrees to pay to Landlord a deposit for each parking card issued in the amount of Fifteen Dollars ($15.00), which rate is subject to change from time to time. All parking privileges granted pursuant to this Section 12.8 are non-assignable and non-transferable by Tenant, provided, however, that parking privileges may be assigned or transferred by Tenant in conjunction with a transfer, assignment or subletting allowed by
Section 12.5 of this Lease. Tenant agrees to pay, as additional rent, the sum of $14.00 (which rate is subject to change from time to time) for any parking card, sticker or other identification instrument which becomes lost, mutilated or destroyed. Tenant's invitees shall be entitled to use such parking facilities on a first-come, first-served basis by paying the posted hourly rate. Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at any time.

                  12.9. STORAGE. If Landlord makes available to Tenant any storage space, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility of any character in respect thereto.

                  12.10.   WASTE DISPOSAL.

                     (a) All normal trash and waste ( i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service.

                     (b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph (b).

                  12.11. BROKERS. Except with respect to Landlord's Broker (whose commission Landlord shall pay) and Tenant's Broker (if any) (to whom Landlord's Broker is obligated to pay a portion of such commission in accordance with a separate written agreement between Landlords' Broker and Tenant's Broker), Tenant and Landlord each represent and warrant to the other that no Broker, agent, commission, salesman or other person has represented the warranting party in the negotiations for and procurement of this Lease and of the Premises, and that no commissions, fees or compensation of any kind are due and payable in connection therewith to any such person or entity. The individual(s) executing this Lease on behalf of Tenant hereby swear to and for the benefit of Landlord and any lender of Landlord holding a lien or security title interest in and to all or any portion of the Property, any attorneys certifying title to the Property and any title insurance company insuring title to all or any portion of the Property that (a) except for Tenant's Broker, if any, (ii) all fees, commission, compensation or other amounts payable to any real estate brokers engaged by Tenant in connection with the Lease have been paid in full or (ii) the rights of any and all real estate brokers engaged by Tenant to file any lien, notice of lien or claim of lien under O.C.G.A. Section 44-14-600 et. seq. have been waived in writing by such broker and (b) except for the commission payable by Landlord to Tenant's Broker, in accordance with a separate written agreement between Landlord's Broker and Tenant's Broker, if any, all fees, commissions, compensation or other amounts payable to Tenant's Broker in connection with this Lease have been paid in full. Each party further warrants that any compensation arrangement with the parties excepted from the foregoing warranty have been reduced to writing in its entirety and a separate agreement signed simultaneously with or before this Lease by the party against whom commission or compensation is charged. Each party agrees to indemnify and hold the other harmless from and against any claim for any such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorneys' fees and expenses) associated therewith.

                  12.12. SALE OF BUILDING. In the event of any sale or sales of the Building (and the property on which same is situated) or of any ground lease thereof, the Landlord named herein above shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Should the entire Building and the property on which same is situated be severed as to ownership by sale and/or lease, then the owner of the entire Building or the lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord." Tenant shall be bound to any succeeding Landlord for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding Landlord. The provisions of this Section 12.2 shall apply to each and every sale, lease or other transfer of the Building or the property on which same is situated, or both during the Lease Term.

                  12.13. TRANSFER OF TENANTS. Landlord hereby reserves the right at its sole option and upon giving at least sixty (60) calendar days written notice in advance to Tenant, to transfer and remove Tenant from the Premises from time to time to any other available space in the Complex of substantially equal area, which space shall, once Tenant has been relocated therein, be deemed "Premises" for purposes of this Lease. Landlord hereby agrees to bear the expense of such transfer and removal, as well as the expense of renovations or alterations which are necessary to make the new space conform substantially in layout and appointment with the Premises. Failure of Tenant to cooperate with Landlord pursuant to this provision and to remove itself from the Premises shall permit Landlord to enter the Premises and to remove Tenant and its property therefrom and to relocate Tenant and its property in the new space provided by landlord pursuant to this provision, all without being liable to Tenant in any manner whatsoever for such acts, except for the expenses which are expressly provided in this Section 12.13 to be paid by Landlord.

                  12.14. ALTERATION OF COMMON AREAS. Landlord reserves the right in its sole discretion to redesign, change, rearrange, alter, reconstruct, modify, expand, reduce or supplement any and all of the facilities designed for the common use and convenience of the tenants of the Complex and/or the Building, including without limitation, parking areas, driveways and other Common Areas, so long as access to the Premises is not materially and adversely affected thereby. In furtherance, and no in limitation, of the foregoing, Landlord shall have the right to erect additional buildings or other improvements in the Complex or to add to or otherwise modify buildings and facilities now or hereafter existing in the Complex and in connection with any such activity and reconstruction, to erect temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied Tenant and that there shall be no encroachment upon the interior of the Premises. Landlord shall have the right to close the Common Areas or any portion thereof (including without limitation, all roadways, driveways, accessways, sidewalks and parking areas and facilities now or hereafter within the Complex) at such time and in such manner as is necessary or appropriate, in Landlord's sole opinion, to prevent their dedication as public rights-of-way or streets and to do and perform such other acts in, to and with respect to the Common Areas as at the time in question are within good and generally accepted standards of operation of mixed-use developments. Any elimination or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

                  12.15. NO ESTATE IN LAND. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent or as otherwise expressly provided herein.

                  12.16. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

                  12.17. PARAGRAPH TITLES. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity.

                  12.18. SEVERABILITY; INTERPRETATION. Each clause and provision of this Lease shall be valid and enforceable to the fullest extent permitted by applicable law; however, if any clause or provision of this Lease is or becomes illegal, invalid or enforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining terms and provisions of this Lease and the application of such terms and provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless the amount of Rent payable hereunder is thereby decreased, in which event Landlord may terminate this Lease. Should any of the provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing same shall not apply a presumption that the terms of any such provisions shall be more strictly construed against one party by reason of any rule of construction that a document is to be construed more strictly against the party who itself of through its agent prepared the same, it being agreed that the agents of all parties have participated in the negotiation and preparation of this Lease.

                  12.19. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person.

                  12.20. HOLDING OVER. In the event Tenant remains in possession of the premises after the expiration of the Term hereof, or of any renewal term, with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at the higher of double the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term, or double the then current fair market rental value of the Premises. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space or claims made by other or prospective tenants resulting from delay by Landlord in delivering possession of the Premises to such other or prospective tenants. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

                  12.21. RULES AND REGULATIONS. The rules and regulations in regard to the Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of the Building and the Complex, are hereby made a part of this Lease and shall, during the said term, be in all things observed and performed by Tenant, his agents, employees and invitees.

                  12.22. QUIET ENJOYMENT. Tenant, upon payment in full of the Required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term; subject, however, to all ground leases, restrictive covenants, easements and other encumbrances now or hereafter affecting the Premises, the Building or the Complex (if applicable). Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

                  12.23. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

                  12.24. LIMITATION OF LIABILITY. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

                  12.25. SUBMISSION OF AGREEMENT. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

                  12.26. AUTHORITY. If Tenant executes this Lease as a corporation or a limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation or limited liability company (as the case may be), that Tenant is qualified to do business in the State of Georgia, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. If Tenant executes this Lease as a partnership, trust or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules and governmental regulations relative to Tenant's right to do business in the State of Georgia, that such entity has the full right and authority to enter into this Lease and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary and appropriate partnership, trust or other action. In the event any such representation and warranty is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Tenant confirming the foregoing representations and warranties.

                  12.27. FORCE MAJEURE. Landlord shall be excused from the performance of any of its obligations for the period of any delay resulting from any cause beyond its control, including without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inability to obtain any materials or services or acts of God.

                  12.28. MULTIPLE TENANTS. If Tenant is composed of more than one individual or entity, then all such individuals and entities shall be jointly and severally liable for the due and property performance of Tenant's duties and obligations arising from or in connection with this Lease.

                  12.29. TIME IS OF THE ESSENCE. Except as otherwise specifically provided herein, time is of the essence of this Lease.

                  12.30. GOVERNING LAW. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

                  12.31. WAIVER OF RIGHTS. No failure or delay by Landlord to exercise any right or power given it or to insist upon strict compliance by Tenant with any obligation imposed on it, and no custom or practice of either party hereto at variance with the terms hereof shall constitute a waiver or modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. This Lease contains the sole and entire agreement of Landlord and Tenant with respect to the Premises and no prior or contemporaneous oral or written representations or agreements between the parties and affecting the Premises shall have legal effect. No representative, agent or employee of Landlord has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized representative of Landlord.

                  12.32. SPECIAL STIPULATIONS. The Special Stipulations, if conflicting, if any, attached hereto are modifications to the terms of this Lease and such Special Stipulation shall control in the event of any conflict with the other provisions of this Lease or any exhibits hereto.

                  12.33. LANDLORD'S TRADENAMES. Tenant acknowledges and agrees that the names "Paces Summit," "Regent Partners, Inc." and "Regent Paces Ferry Office I, Inc." are registered tradenames of Landlord or affiliates of Landlord (the "Tradenames") and that Landlord or affiliates of Landlord operate under the Tradenames. Tenant acknowledges the superior rights of Landlord and its affiliates to use the Tradenames, and agrees that it will not make use of the Tradenames or authorize or allow their publication in any materials or publications generated by Tenant or any affiliates of Tenant without Landlord's prior written consent.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties herein have hereunto set their hands and seals, the day and year first above written.

Signed, sealed, delivered and sworn           LANDLORD:
to in the presence of:                        --------

                                              REGENT PACES FERRY OFFICE I,
                                              INC., a Georgia corporation
/s/ Jennifer Terrell
--------------------------------------
Notary Public
                                              By: /s/ David B. Allman
                                                 ----------------------------------------------
                                                      Name:  David B. Allman
My Commission Expires:                                Title: President
                                                            -----------------------------------

December 20, 1997
--------------------------------------
                                              Attest: /s/ William E. Diffenderfer
                                                     ------------------------------------------
[Notary Seal]                                         Name:  William E. Diffenderfer
                                                      Title: Asst. Secretary/Asst. Treasurer
                                                            -----------------------------------


                                                                   (CORPORATE SEAL)


Signed, sealed, delivered and sworn           TENANT:
to in the presence of:
                                              Southeast Commerce Holding Co., a
                                              -------------------------------------------------
/s/ Mary C. Blacker                           Georgia corporation
--------------------------------------

--------------------------------------
Notary Public
                                              By: /s/ Richard A. Parlontieri
                                                  ---------------------------------------------
                                                      Name:  Richard A. Parlontieri
My Commission Expires:                                Title: Chairman/CEO
                                                            -----------------------------------
February 5, 2001
--------------------------------------
                                              Attest: /s/ Martha Cavaiani
[Notary Seal]                                        ------------------------------------------
                                                      Name:  Martha Cavaiani
                                                      Title: Director of Marketing
                                                            -----------------------------------

                                                                   (CORPORATE SEAL)

                              SPECIAL STIPULATIONS


         These Special Stipulations are attached to and made a part of that certain Lease Agreement (the "Lease") dated October 14, 1997, by and between REGENT PACES FERRY OFFICE 1, INC., a Georgia corporation ("Landlord") and Southeast Commerce Holding Company, a Georgia Corporation ("Tenant"). The capitalized terms contained in these Special Stipulations have the meaning attributed to them in the Lease unless otherwise set forth herein. To the extent there is any conflict or inconsistency between these Special Stipulations and the Lease, these Special Stipulations shall supersede and control over any such conflicting provisions.

1. Charter. Tenant is currently in the process of applying to the Office of Thrift Supervision (the "OTS") to obtain a charter to operate as a federally insured, federal savings association (the "Charter"). Tenant is also in the process of raising funds to Meet the capital requirements which will be imposed on Tenant as a condition to the issuance of the Charter. Landlord shall not be obligated to incur any costs or expenses or perform any of Landlord's Work until Tenant shall: have had its Charter finally approved and issued so that Tenant has full authority to open and conduct a banking business (the "Chartered Association"). Without limiting the foregoing, Tenant shall provide to Landlord (i) a copy of its preliminary and final Charter approval from the OTS, (ii)evidence that the FDIC has approved said Chartered Association for FDIC provided insurance and (iii) evidence that Tenant has raised all funds required by the OTS and the FDIC to capitalized the Chartered Association, and in any event not lea than $5,000,000 (the "Chartered Evidence"), prior to undertaking Landlord's Work. If Tenant shall not have created a Chartered Association, and provided to Landlord evidence of same, including without limitation, the Chartered Evidence prior to April 1, 1998, or if the OTS shall earlier deny the application for the Charter or the Tenant shall withdraw its application for the Charter, Landlord shall have the right to terminate this Lease by providing written notice to Tenant.

2. Tenant Space Plans. Notwithstanding the provisions of Special Stipulation 1, Landlord and Tenant shall promptly proceed with the preparation of the Tenant Space Plans as set forth in the Work Letter, but Tenant agrees that it shall be solely responsible for and pay, on demand, all costs and expenses related to the preparation of the Tenant Space Plans as incurred. If the Charter is issued, Tenant will thereafter be reimbursed for the costs and expenses incurred by Tenant to have the Tenant Space Plans prepared up to the amount set forth in Section 3 of the Work Letter. If Landlord examines its right to terminate the Lease set forth in Special Stipulation No. 1, Landlord shall not be responsible for any costs or expenses related to the Tenant Space Plans.

3. Assignment to Chartered Association. Once the Charter has been issued, Tenant may assign the Lease or Landlord may require that the Lease be assigned to the Chartered Association in accordance with the assignment provisions of the Lease.

4. Vault and Automatic Teller Machine. The Premises are or will be comprised of approximately 5,400 rentable square feet of space in the lobby of the Building, which will include, without limitation, a vault, (the "Vault") and an automatic taller machine (the "ATM"). The ATM will be affixed to the exterior of the Building through the Premises. The Tenant Space Plans shall include plans and specifications for installation of the Vault and the ATM, which shall be reviewed and approved by Landlord as provided in the Work Letter. Tenant agrees to keep the ATM in good condition and repair and to operate the ATM continuously throughout the term of the Lease. In the event that the ATM is not continuously and actively operated and used (excluding non-use during periods of ordinary maintenance or repair), Tenant at Landlord's request and in any event prior to the end of the Term shall remove the ATM and restore the exterior of the Building to the condition the Building was in prior to the installation of the ATM, including the replacement or restoration of the Building facade. Prior to the end of the Term, Tenant shall also remove the Vault from the Premises, and return the portion of the Premises previously occupied by the Vault to the condition the Premises were in prior to the installation of the Vault. Tenant agrees to maintain the area surrounding the ATM in good order, providing cleaning services to the area at regular intervals each day to ensure that the area remains free of debris and trash. Tenant agrees to undertake any and all security measures necessary to keep its Premises and the area surrounding the ATM safe and free of crime, including, but not limited to, the installation of surveillance cameras and exterior lighting and the posting of security guards as shall be reasonably necessary or customary in the industry. Tenant agrees to defend, indemnify and hold harmless Landlord, its partners, agents, officers, managers, members, directors, employees and representatives as well as their predecessors, heirs, executors, administrators, legal representatives, successors and assigns, jointly and individually, of and from and against any and all actions (civil and criminal) all claims, damages, demands, loss (including death), liabilities and expenses (including, without limitations, reasonable attorneys' fees) suffered, asserted against or incurred by Landlord as a result of use or operation of the ATM or the operation of the Premises as a Chartered Association.

5. Notwithstanding anything in Section 3 or Exhibit D to the contrary, the Commencement Date of the Lease shall be April 1, 1998.

6. Provided that the granting of such signage approval shall not after, or diminish Landlord's right or ability to erec4 the maximum amount of signage now permitted on the Property, and the property (the "Option Property") adjacent and to the east of the Property which Landlord currently has an option to purchase, Tenant may make application to the local governmental authorities for a variance, special use permit or other appropriate approval or authority (the "Signage Approval") to allow Tenant to erect separate, free-standing signage on the Property exterior to the Building along Paces Ferry Road between the main driveway for the Building and Hillcrest Road ("Tenant's Signage"). Provided Tenant can obtain the Signage Approval without so diminishing Landlord's sign rights, Landlord will assist Tenant in its pursuit of the Signage Approval, at Tenant's sole cost and expense, and if obtained, allow Tenant at Tenant's sole cost and expense to erect Tenant's Signage on the Property in the area aforesaid. Within 60 days of the execution of the Lease, Tenant shall submit to Landlord, for Landlord's review and approval, plans and specifications for Tenant's Signage, including all information regarding the dimensions, lettering, color, design and structure of Tenant's Signage, which shall be subject to Landlord's approval. Tenant's rights to Tenant's Signage am not transferable, except in the event of an assignment of this Lease to the Chartered Association. In the event that Tenant assigns or sublets the Premises, other than an assignment of the Lease to the Chartered Association, which Chartered Association shall have the same rights as Tenant with respect to the construction and maintenance of Tenant's Signage, Tenant shall immediately remove Tenant's Signage at Tenant's sole cost and expense, and repair any damage caused to the Building or the Property resulting from such removal.

7.       Section 12.13 TRANSFER OF TENANTS is hereby deleted.

                                   EXHIBIT A

                         Legal Description of Property


ALL THAT TRACTOR PARCEL OF LAND lying and being in Land Lots 769 and 816 of the 17th District, 2nd Section of Cobb County, Georgia, being more particularly described as follows:

That certain 4.167-acre tract of land more particularly depicted as "Tract 1" on that certain subdivision plat dated September 17, 1996, last revised October 24, 1996, recorded in Plat Book 164 at page 77, and rerecorded in Plat Book 164 at page 79, Cobb County, Georgia records (the "Plat"); the Plat is incorporated herein by this reference.

TOGETHER WITH all right, title and interest of the owner of said Tract 1 in and to the easements described in that certain Limited Warranty Deed and Agreement dated October 31, 1996 between The Bankers Bank and Regent Paces Ferry Office 1, Inc. recorded at Deed Book 9964, Page 133 of the aforesaid records.

                                   EXHIBIT B

                                    Premises

                                   EXHBIIT C

                             RULES AND REGULATIONS


          1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenants or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building shall not be covered or obstructed by Tenants. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish or other obstructing substances shall be thrown therein.

          2. No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places, as shall be designated by Landlord. Interior signs on doors will be ordered for Tenants by Landlord, the cost thereof to be charged to and paid for by Tenants.

          3. No Tenant shall do or permit to be done in its Premises. or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building. or on Property kept therein, or obstruct or interfere with the rights of other Tenants in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. Tenants, their clerks and servants, shall maintain order in the Premises and the Building shall not make or permit any improper noise in (lie Premises or the Building or interfere in any way with other Tenants, tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

          4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

          5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord, except for animals for visually impaired persons or other disabilities for which animals are utilized.

          6. No painting shall be done, nor shall any alterations be made to any part of the Building or the Promises by putting up or changing any partitions, doors or windows, nor shall there be any nailing. boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric mixture without the consent in writing on each occasion of Landlord; provided however, the Tenant shall have the right to hang pictures and other decorative art on the interior walls of the Premises. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant's agent, the same shall be immediately replaced or repaired. by Tenant and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenants shall not injure, overload, or deface the Building, the woodwork or the walls of the Promises, nor carry on upon the Premises any noxious, noisy or offensive business.

          7. Two keys will be furnished Tenants without charge. No additional locks or latches shall be put upon any door without the written consent of Landlord. Tenants, at the termination of their Lease, shall return to Landlord all keys to doors in the Building.

          8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the superintendent of the

Building when the elevator is required for the purpose of the carrying of any kind of freight.

          9. The use of burning fluid, camphene, benzene, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

          10. If Tenants desire blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord's consent and at the expense of the Tenant desiring them. No awnings shall be placed on the Building.

          11. If Tenants require wiring for a bell or buzz system, such wiring shall be done by the electrician of the Building only, and no outside wiring man shall be allowed to do work of this kind unless by the written permission of Landlord, or its agent. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

          12. At Landlord's discretion, the Building may be in charge of a night watchman, and every person entering or leaving the Building may be questioned by the watchman as to the visitoe3 business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

                                   EXHIBIT D

                                  WORK LETTER


         To induce Tenant to enter into the Lease (to which this Exhibit D is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

         1. Leased Premises "As-Is." Tenant and Landlord agree and Tenant acknowledges that the Premises are in all respects being leased by Landlord to Tenant and shall be accepted by Tenant, in their current "As-Is"/"Where-Is" condition and that Landlord has and shall have no obligation or duty whatsoever to make any alterations, repairs or improvements of any kind or nature in or to the Premises in order to prepare same for Tenant's occupancy, except for such alterations, repairs or improvements, if any, as may be expressly provided-in Paragraph 2 below.

         2. Landlord's Work. Landlord shall construct or cause to be construct4 the Premises (the "Work") in accordance with the Tenant Space Plans (as hereinafter defined). Such construction shall be performed by Metric Constructors, Inc., as general contractor, or such other general contractor as Landlord may select (the "Landlord's Contractor"). Tenant shall cause Landlord's Architect to prepare a preliminary layout, working drawings, plans and specifications necessary for the build-out of the improvements which will comprise Tenant's Premises, adequate in detail for Landlord to perform or cause to be performed the Work, including without limitation, mechanical (sprinkler, air conditioning, hearings electrical and plumbing) drawings covering mechanical elements of the Work (such drawings are referred to as the "Tenant Space Plans"), which Tenant Space Plans shall cover the construction of the Premises beyond the finish level for the Building described in Exhibit F. The Tenant Space Plans shall be completed and submitted by Tenant to Landlord within sixty (60) days of the date of this Lease. The Tenant Space Plans (and any modifications thereof) shall comply with all governmental standards, regulations and requirements and shall be subject to Landlord's approval (which approval shall not be unreasonably withhold, conditioned or delayed).

         3. Build-Out Allowance. Landlord will provide to Tenant an allowance of up to $19.00 per rentable square foot contained within the Premises for the actual build-out of the Premises pursuant to the Tenant Space Plans (the "Buildout Allowance") and up to $1.00 per rentable square foot contained within the Premises for the actual costs of preparation of the Tenant Space Plans and any changes thereto and any costs necessary to file such plans with, and obtain the necessary permits and approvals of any governmental authority having jurisdiction (the "Design Fee Allowance') inclusive,, of a three percent (3%) construction management fee Tenant and Landlord agree that the costs for tenant finishes and improvements, and the costs of preparing the Tenant Space Plans and any modifications thereto in excess of such allowances set forth above for each shall be paid by. Tenant to Landlord as follows: fifty percent (50%) of Tenants estimated costs prior to commencement of the Work; twenty-rive percent (25%) of Tenant's estimated costs within five (5) business days of Landlord's notice to Tenant that fifty percent (50%) of the construction is complete and the balance of actual costs upon completion of the Work and prior to Tenant's occupancy of the Premises. Any additional amounts which later become due which were not within Landlord's estimate shall be payable on demand. Should Tenant fail to pay for such excess Tenant finishes as herein provided, such amount due shall accrue interest at the Interest Rate and the failure to pay such amount when due shall be an Event of Default.

         4. Tenant's Access Prior to Commencement Date. Landlord, at Landlord's discretion, shall permit Tenant and Tenant's agents to enter the Premises prior to the Commencement Date of the term of the Lease in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to such Commencement Date, such permission is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in doing the Work or other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay the rent and Tenant's acceptance or occupancy of the Premises for the purposes of determining the Commencement Date, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Commencement Date of the term of the Lease, the same being at Tenant's sole risk.

         5. Delays in Occupancy. If for any reason, other than Tenant Delays described below, Landlord cannot or is unable to deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date in accordance with and in the condition required by this Work Letter and (lie Lease, the Least shall not be void or voidable except as provided in the following sentence, Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's failure or delay in so delivering possession of the Premises, but in such case the Commencement Date shall not occur until Landlord is able to substantially complete the Work and deliver the Premises to Tenant in the condition required by this Lease. Further, if for any reason (i) Landlord shall not have delivered Possession of the Premises to Tenant or (ii) if the Tenant Delay Completion Date (as hereinafter deemed) shall not have occurred on or before the date which is six (6) months after the Anticipated Commencement Date, then this Lease shall be voidable by either party upon thirty (30) days written notice to the other given at any time prior to delivery of possession in accordance with this Work Letter and the Lease, provided that such notice shall be void if possession is delivered within said thirty (30) day period. If the Lease is voided pursuant to this provision, then any moneys advanced by Tenant to Landlord shall be returned and the parties hereto shall have no further rights, claims or obligations under this Lease.

         6. Tenant Delays. If the Anticipated Commencement Date occurs, but Landlord is unable to deliver the Premises to Tenant in accordance with and in the condition required by this Work Letter and the Lease due to any act, emission, delay or default by Tenant, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any drawings or estimates or in giving any authorization or .approval ("Tenant Delay"), then Landlord shall be deemed to have substantially completed the Premises on the date the Premises would have been substantially completed but for such Tenant Delay (the "Tenant Delay Completion Date") and Tenant's obligation under this Lease, including without limitation, the obligation to pay Rent shall nonetheless commence on the date which is thirty (30) days after the Tenant Delay Completion Date (which shall in such case be the Commencement
Date).

                                   EXHIBIT E

                    ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT

          Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit G is attached (the "Lease"), and all tenant finish items to be completed by the Landlord, or Landlord's Contractors have been satisfactorily completed in every respect, except for the punchlist items set forth below, and Tenant hereby accepts said Premises as substantially complete and ready for the uses intended as set forth in the Lease. Landlord shall complete the punchlist items, if any, as soon as is reasonably possible. Possession of the Premises is hereby delivered to Tonan4 and any damages to walls, ceilings, floors or existing work, except for any damages caused by Landlord or Landlord's contractors in completing any punchlist items, shall be the sole responsibility of Tenant.

          Tenant and Landlord hereby further acknowledge and agree as follows:

1. The Commencement Date (as defined in the Lease) is 199__ and the Expiration Date (as defined in the Lease) is _______________, 199__.

2. The exact rentable square feet contained within the Premises is _____ square feet; and if differing from Exhibit A-1 attached to the Lease, the Premises are as shown and outlined in red on Exhibit C-1 attached hereto.

3.        Tenant's Share is ________%.

4. The initial Base Rent payable under die Lease is $__________, payable in equal monthly installments as provided in the Lease.

5.        Rent under the Lease will commence as of ________________________.

6.        Tenant intends to occupy the Premises on ___________________________.

7. _____________ (No.) keys to the Premises have been delivered to Tenant or Tenant's representative.

8. The following punch list items are all that remain to be completed by Landlord or Landlords contractor:

9. This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to conform with the Provisions hereof.

10.       Other agreements or modifications:

          IN WITNESS WHEREOF, Landlord and Tenant leave Hereunto set their hands and seals, this ____ day of _______________, 19___.

TENANT:                             LANDLORD:
------                              --------
                                    REGENT PACES FERRY OFFICE I, INC.
---------------------------------

By:                                 By:
   ------------------------------      -------------------------------
   Title:                              Title:
         ------------------------            -------------------------

By:                                 By:
   ------------------------------      -------------------------------
   Title:                              Title:
         ------------------------            -------------------------

            [CORPORATE SEAL]                     [CORPORATE SEAL]

                                   EXHIBIT F

                          BUILDING SHELL CONSTRUCTION


         Landlord shall complete the following improvements to the Building in order for the Building to be considered substantially complete. The Tenant Space Plans shall cover any additional improvements necessary to complete the Promises.

         (a) Perimeter walls and core walls on the floor on which the Premises are located completed, taped, bedded and ready for paint finish;

         (b) Unfinished concrete floors throughout the Premises broom clean and ready for Building Standard carpet;

         (c) Building Standard 110 Volt 20 amp. power supplied to the Building core, together with Building Standard power grid installed in coiling;

         (d) Men's and Women's restroom facilities including drinking fountain with Building. Standard finishes (or with such temporary finishes as to allow the facilities to be used) located oft each floor-on which the Promises am located;

         (e) Building Standard. voice communication speakers, exit lights, fire extinguishers. and cabinets within the core, and smoke detectors in accordance with applicable building codes and based on an open office floor plan on each floor on which the Promises are located;

         (f)       Telephone distribution room installed with mounting board;

         (g) Building Standard 4'x4' ceiling grid system installed throughout with Building Standard ceiling tile and grid materials to complete the 2'x2' ceiling grid stocked on floor;

         (h) Building Standard sprinkler distribution from main loop to brass upright sprinkler heads installed at a ratio of one head for each 225 square fed of Usable Area of the Premises based on an open office floor plan;

         (i) Thin line (1') aluminum horizontal mini-blinds to cover all exterior windows;

         (j) Building Standard 2' x 4' three inch parabolic light fixtures stacked on the floor on the basis of 1 fixture for every 80 usable square feet;

         (k) A variable air volume HVAC distribution system with 1 powered induction unit per 1,000 square foot for exterior zones and I variable air volume unit per 1,500 square foot for interior zones based on a full floor open office plan, I thermostat connection in the ceiling is provided for each zone. Low pressure duct work downstream from exterior zone mixing boxes connected to perimeter diffusers.

                                   EXHIBIT G

                        STATEMENT OF TENANT IN RE: LEASE
                             [Tenant's Letterhead]


                      Date: ______________________________


---------------------------------
---------------------------------
---------------------------------
---------------------------------

                                   [Mortgage #/Describe Contract]_____________
                                   Prooperty Name ____________________________
                                   Address (including ZIP CODE)_______________
                                   Tenant's Floor and Suite # ________________

Ladies and Gentlemen:

         It is our understanding that you have committed to [place a mortgage upon/acquire an interest in) the subject promises and as a condition precedent thereof have required this certification of the undersigned:

         The undersigned, as Tenant under that certain lease dated _______________________, made with ______________________, as Landlord, hereby ratifies the said Lease and certifies that:

         1.    The "Commencement Date" of said lease is ______________; and

         2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open and conducting business in the premises; and

         3. the current base rental payable pursuant to the terms of said lease is $____________ per annum; and further, additional rental pursuant to said lease is payable as follows:___________________ _______________________; and

         4. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________________), and neither party thereto is in default thereunder, and

         5. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

         6.    the term of said lease expires on ____________________; and

         7. all conditions under said lease to be performed by the lessor have been satisfied, including without limitation, all co-tenancy requirements thereunder, if any (or state unperformed conditions); and

         8. all required contributions by lessor to lessee on account of lessee's improvements have been received; and

         9. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor; and

         10. no rental has been paid in advance and no security (except the security deposit in the amount of $______________) has been deposited with lessor; and

         11.   lessee's floor area is ____________ square feet; and

         12. the most recent payment of current basis rental was for the payment due on ________________, 19___, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

         13. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you [as part of the security for the mortgage loan by you to lessor in connection with said transfer]. [In the event the __________________________, as lender, notified die undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.]


                                              Very truly yours,


                                              ---------------------------------
                                              (Lessee)


                                              By:
                                                 ------------------------------
                                              Its:
                                                  -----------------------------

                                   EXHIBIT H


         All that tract or parcel of land situated, lying and being in Land Lots 769 and 816 in the 17th District, 2nd Section, Cobb County, Georgia and being Tract 2 containing 4.223 acres on that certain subdivision plat for The Banker's Bank prepared by Armstrong Land Surveying, Inc. dated September 17, 1996, last revised October 24, 1996 recorded in Plat Book 164, page 77, Cobb County, Georgia, records and rerecorded in Plat Book 164, page 79, aforesaid records.

TOGETHER WITH easement rights as conveyed in that certain Limited Warranty Deed and Agreement from The Banker's Bank to Regent Paces Ferry Office 1, Inc. Dated October 31, 1996 and recorded on or about such date in the Cobb County, Georgia records.

                                   EXHIBIT I

                     INDEMNIFICATION AND RELEASE AGREEMENT


         THIS INDEMNIFICATION AND RELEASE AGREEMENT (the "Agreement") is made as of this _______ day of _____________, ______, by and between REGENT PACES FERRY OFFICE I, INC., a Georgia corporation (the "Landlord") and
_________________ _______________, a _________________________ ("Tenant").

                                  WITNESSETH:

         WHEREAS, Tenant has entered into a lease agreement dated as of _______________, 1997 (the "Lease"), with Landlord for the lease of certain premises located at 2410 Paces Ferry Road, Atlanta, Georgia 30339 in Cobb County, Georgia, as Tenant's said premises are more particularly described in the Lease (the "Premises");

         WHEREAS, in consideration for the use by Tenant of certain exercise facilities located at the Premises (the "Facilities"), Tenant has agreed to enter into this Agreement for the benefit of Landlord.

         NOW, THEREFORE, for and in consideration of the promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Use of Facilities. In connection with the use of the Facilities, Tenant acknowledges and agrees to the following:

(a) Tenant, its agents, employees or authorized invitees may use the Facilities only in accordance with the Rules and Regulations promulgated by Landlord, a copy of which is attached hereto as Schedule A and made a part hereof, as Landlord may amend the same from time to time;

(b) The Facilities may be used only by Tenant and the agents, employees and authorized invitees of the Tenant and only under the terms and conditions provided herein;

(c) To induce Landlord to allow Tenant to use the Facilities free of charge, Tenant recognizes and agrees that the condition, operation and use of the Facilities will be unsupervised by Landlord, and its respective agents, employees and representatives, and Tenant hereby agrees to indemnify and hold harmless the Landlord, as set forth below;

(d) All use of the Facilities by Tenant, its agents, invitees or employees is at the sole risk of each such party using the same, and Landlord shall have no liability therefor;

(e) Prior to using the Facilities, each person requesting the privilege of using the Facilities will execute and acknowledge (the "Acknowledgment") of their assumption of risk and release of Landlord for the use of the Facilities, a copy of which is attached hereto and made a part hereof as Schedule B; and

(f) Each party using the Facilities has sole responsibility for being aware of
(I) the proper use of the Facilities; (II) the condition of the Facilities;
(III) the limitations of such party in the use of the Facilities; and (IV) the physical and medical condition of such party, as determined by such party after consulting with their physician as to the use of the Facilities.

2. Agreement of Tenant. Tenant agrees that only those employees or agents of Tenant who are designated by Tenant in writing to Landlord and who have executed an original Acknowledgment and delivered same to Landlord shall have a security code or be provided with an access card which allows them access to the Facilities; provided, however, that the Landlord shall not be responsible for monitoring the identity of the security code holder or access card holder. A disclaimer of liability in the form attached hereto as Schedule C shall be posted at appropriate and noticeable locations in the Facilities and Tenant's use and any use by Tenant's agents, employees and authorized invitees of the Facilities shall be subject thereto. Landlord shall not provide, and shall be under no obligation, express or implied, to provide, personnel on site to supervise the Facilities.

3. Indemnification. Tenant shall and does hereby agree to indemnify, defend and hold harmless Landlord, its partners, agents, officers, directors, employees and representatives as well as their predecessors, heirs, executors, administrators, legal representatives, successors and assigns, jointly and individually, of and from any and all actions (civil and criminal), claims, damages, demands, loss (including death), liabilities and express (including, without limitations, reasonable attorneys' fees), except for those arising from or as a result of any gross negligence or willful misconduct of or material breach of this Agreement by Landlord or any of its partners, agents, officers, directors, employees, or authorized representatives, which action, claim, damage, demand, loss or expense is asserted against Landlord as a result of the use of the Facilities by Tenant, by the agents, employees or invitees of Tenant, or by others permitted in the Facilities by Tenant or its agents or employees.

4. Release. Tenant hereby irrevocably and unconditionally releases, remises, acquits and forever discharges Landlord, its partners, agents, officers, managers, members, directors, employees and representatives, as well as their predecessors, heirs, executors, administrators, legal representatives, successor and assigns, jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages, cost, attorneys' fees and liabilities, whether known or unknown and whether direct, indirect, or derivative, of whatever kind or nature, except for those arising from or as a result of any gross negligence or willful misconduct or material breach of this Agreement by Landlord or any of its partners, agents, officers, managers, members, directors, employees or authorized representatives, which claims, demands, causes of action, obligations, damages, costs, attorneys' fees or liabilities could be asserted in any lawsuit now, or which may accrue at any time in the future, as a result of the use to the Facilities by Tenant, by the employees or by others permitted on the Facilities by Tenant, its employees, agents or invitees.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, heirs, and assigns.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto. This Agreement may not be enlarged, modified or altered except in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the duly authorized representatives of Tenant, Landlord have executed this Agreement as of the day and year above written.

TENANT:

-------------------------------------

By:
   ----------------------------------
Print Name:
           --------------------------
Title:
      -------------------------------

[CORPORATE SEAL]

            SCHEDULE TO HEALTH FACILITY INDEMNIFICATION AND RELEASE
                                   AGREEMENT


                        RULES AND REGULATIONS REGARDING
                              THE HEALTH FACILITY


1. Only authorized tenants and their personnel may enter this Facility. All persons must be 18 years of age or older.

2. Anyone using the Facility uses it at HIS OR HER OWN RISK AND ASSUMES FULL AND COMPLETE RESPONSIBILITY for any injury or loss that might be suffered as a result of such use.

3. ALL EQUIPMENT AND FACILITIES MUST BE USED IN ACCORDANCE WITH THEIR INSTRUCTIONS.

4.   NO SMOKING ALLOWED in Facility.

5.   NO ALCOHOLIC BEVERAGES ALLOWED in Facility.

6.   Proper attire must be worn at all times.

7.   No equipment shall be removed from the Facility.

8.   No permanent locks are to be left on the lockers.

9.   No clothes, towels or personal effects are to be left in the Facility.

10.  Please keep the Facility SAFE AND CLEAN.

11.  Conditions are subject to change without prior notice.

12. Membership can be revoked due to undesirable behavior, abuse of equipment, or abuse of the Rules and Regulations, and such undesirable behavior is not limited to the items listed above.


Operating Hours:

Monday through Friday - ______ a.m. through ______ p.m.

           SCHEDULE B TO HEALTH FACILITY INDEMNIFICATION AND RELEASE
                                   AGREEMENT

                               RELEASE AGREEMENT

         In consideration for the use of the exercise and related facilities including but not limited to any and all exercise equipment located at the health facility at 2410 Paces Ferry Road, Atlanta, Georgia 30339 (the "Facilities") in connection with the leasing of certain premises by _______________________________, a _____________________ (the "Tenant"), the
undersigned acknowledges and agrees with REGENT PACES FERRY OFFICE I, INC., a Georgia corporation (the "Landlord") as follows:

1. The undersigned shall have the right to use the Facilities only in accordance with the Rules and Regulations promulgated by Landlord from time to time. With his/her signature below, the undersigned acknowledges that he/she has read, understands and agrees to abide by and comply with all the current Rules and Regulations and any other Rules and Regulations now or hereafter promulgated by Landlord.

2. The Facilities may be used only by Tenant, the agents, employees and authorized invitees of Tenant.

3. In order that the Facilities may be used free of charge, the undersigned recognizes that the condition, operation and use of the Facilities will be unsupervised by Landlord, its respective agents, and employees and the undersigned shall be responsible for any personal injury and any loss of personal property.

4. All use of the Facilities by Tenant, its agents, employees, authorized invitees or others is at the sole risk of each such party, and Landlord shall have no liability therefor, and the undersigned hereby expressly and unconditionally releases Landlord from all liability, loss cost and expense for the use by the undersigned of the Facilities.

5. The undersigned acknowledges and agrees that he/she has sole responsibility for being aware of (i) the proper use of the Facilities, (ii) the condition of the Facilities; (iii) his/her limitations in the use of the Facilities, and (iv) the physical and medical condition of such party, as determined by such party after consulting with their physical as to the use of the Facilities.

6. Tenant hereby irrevocably and unconditionally releases, remises, acquits and forever discharges Landlord, its partners, agents, officers, managers, members, directors, employees and representatives, as well as their predecessors, heirs, executors, administrators, legal representatives, successor and assigns, jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages, cost, attorneys' fees and liabilities, whether known or unknown and whether direct, indirect, or derivative, of whatever kind or nature, except for those arising from or as a result of any gross negligence or willful misconduct or material breach of this Agreement by Landlord or any of its partners, agents, officers, managers, members, directors, employees or authorized representatives, which could be asserted in any lawsuit now, or which may accrue at any time in the future, as a result of the use to the Facilities by Tenant, by the employees or by others permitted on the Facilities by Tenant, its employees, agents or invitees.

         This Release is executed by the undersigned, with full knowledge of its contents, including, but not limited to, the assumption of risk by the undersigned for his/her use of the Facilities and the complete and unconditional release of Landlord from Liability for the use by the undersigned of the Facilities.

WITNESS:                                    BY:



-------------------------------(SEAL)       ----------------------------------


Print Name:                                 Print Name:
           --------------------------                  -----------------------
Date:                                       Date:
     --------------------------------            -----------------------------

                                   SCHEDULE C

                                     NOTICE
                                HEALTH FACILITY



PLEASE NOTE:

         The equipment in this Health Facility is intended for private use only by Paces Summit tenants and their employees who have offices located at 2410 Paces Ferry Road, Atlanta, Georgia 30339. Regent Paces Ferry Office I, Inc. ("Landlord") expressly denies liability for the use of these exercise facilities, which use shall be at the user's own risk. All tenants and employees assume full responsibility for the unsupervised use of these exercise facilities owned and made available by the Landlord and shall hold the Landlord harmless from any and all loss, claims, injury, damage or liability sustained or incurred by them resulting therefrom.

         If a person has any history of health or medical problems, he or she should consult a physician before using this Health Facility. All persons should consult an exercise professional before undertaking a program of strenuous exercise.